CREDIT AND SECURITY AGREEMENT

Dated as of June 28, 1996

AMENDED AND RESTATED

as of April 17, 1998

Between

CANNON SLINE, INC.

ICESOLV, INC.

and

BNY FINANCIAL CORPORATION


TABLE OF CONTENTS
Page

I. 	INTERPRETATION OF THIS AGREEMENT	1
1.1	Restatement and Amendment	1
1.2	Accounting Terms	2
1.3	General Terms	2
1.4	Uniform Commercial Code Terms	22

II.	ADVANCES, PAYMENT, INTEREST AND FEES	22
2.1	Loan Advances/Discretionary Rights	22
2.2	Revolving Advances	23
2.3	Procedure for Revolving Advances Borrowing	23
2.4	Disbursement of Advance Proceeds	24
2.5	Term Loan	25
2.6	Acquisition Loan.	27
2.7	Repayment of Advances; Mandatory Prepayments	29
2.8	Repayment of Excess Advances	30
2.9	Statement of Account	30
2.10	Letters of Credit	30
2.11	Issuance of Letters of Credit	31
2.12	Requirements For Issuance of Letters of Credit	31
2.13	Additional Payments	32

III.	INTEREST AND FEES	32
3.1	Interest	32
3.2  Letter of Credit Fees	33
3.3	Closing Fee	34
3.4	Collateral Monitoring Fee	34
3.5	Unused Facility	34
3.6	Unauthorized Overadvance Premium	34
3.7	Computation of Interest and Fees	34
3.8	Minimum and Maximum Charges	34
3.9	Increased Costs	35
3.10	Capital Adequacy	35
3.11	Survival	36

IV.	COLLATERAL:  GENERAL TERMS	36
4.1	Security Interest in the Collateral	36
4.2	Perfection of Security Interest	36
4.3	Disposition of Collateral	37
4.4	Preservation of Collateral	37
4.5	Ownership of Collateral	38
4.6	Defense of Lender's Interests.	38
4.7	Books and Records	39
4.8	Financial Disclosure	39
4.9	Compliance with Laws	39
4.10	Inspection of Premises	40
4.11	Insurance	40
4.12	Failure to Pay Insurance	41
4.13	Payment of Taxes	42
4.14	Payment of Leasehold Obligations	42
4.15	Receivables	42
4.16	Inventory	45
4.17	Maintenance of Equipment	45
4.18	Exculpation of Liability	45
4.19	Environmental Matters	45
4.20	Henze Receivables	48

V.	REPRESENTATIONS AND WARRANTIES	48
5.1	Authority	48
5.2	Formation and Qualification	48
5.3	Survival of Representations and Warranties	49
5.4	Tax Returns.	49
5.5	Financial Statements	49
5.6	Corporate Name	50
5.7	O.S.H.A. and Environmental Compliance	50
5.8	Solvency; No Litigation, Violation, Indebtedness or Default	51
5.9	Patents, Trademarks, Copyrights and Licenses	52
5.10	Licenses and Permits	52
5.11	Default of Indebtedness	52
5.12	No Default	52
5.13	No Burdensome Restrictions	52
5.14	No Labor Disputes	53
5.15	Margin Regulations	53
5.16	Investment Company Act	53
5.17	Disclosure	53
5.18	Swaps	53

VI.	AFFIRMATIVE COVENANTS	54
6.1	Payment of Fees	54
6.2	Conduct of Business and Maintenance of Existence and Assets	54
6.3	Violations	54
6.4	Government Receivables	54
6.5	Minimum Tangible Net Worth	55
6.6	Minimum Fixed Charge Coverage Ratio	55
6.7	Maximum Leverage Ratio	55
6.8	Minimum EBITDA	55
6.9	Pledge of Credit	56
6.10	Execution of Supplemental Instruments	56
6.11	Payment of Indebtedness	56
6.12	Standards of Financial Statements	56
6.13	Expenses	56

VII. NEGATIVE COVENANTS	57
7.1	Merger, Consolidation, Acquisition and Sale of Assets	57
7.2	Creation of Liens	58
7.3	Guarantees	58
7.4	Investments	58
7.5	Loans	58
7.6	Capital Expenditures	58
7.7	Dividends	58
7.8	Indebtedness	59
7.9	Nature of Business	59
7.10	Transactions with Affiliates	59
7.11	Subsidiaries	59
7.12	Fiscal Year and Accounting Changes	59
7.13 Contingent Obligations	59

VIII.	CONDITIONS PRECEDENT	59
8.1	Conditions to Initial Advances	59
8.2	Conditions to Each Advance	63

IX.	INFORMATION AS TO BORROWERS.	64
9.1	Disclosure of Material Matters	64
9.2	Schedules	64
9.3	Environmental Reports	65
9.4	Litigation	65
9.5	Occurrence of Defaults, etc	65
9.6	Government Receivables	65
9.7	Annual Financial Statements.	65
9.8	Quarterly Financial Statements	66
9.9	Monthly Financial Statements	66
9.10	Covenant Compliance Certificate	67
9.11	Other Reports	67
9.12	Additional Information	67
9.13	Projected Operating Budget	67
9.14	Variances From Operating Budget	67
9.15	Additional Documents	68

X.	EVENTS OF DEFAULT	68

XI.	LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT	70
11.1	Rights and Remedies	70
11.2	Lender's Discretion	71
11.3	Setoff	71
11.4	Confession of Judgment	71
11.5	Rights and Remedies Not Exclusive	72

XII.	WAIVERS AND JUDICIAL PROCEEDINGS	72
12.1	Waiver of Notice	72
12.2	Delay	72
12.3	Jury Waiver	72

XIII.	EFFECTIVE DATE AND TERMINATION	73
13.1	Term	73
13.2	Termination	73

XIV.	MISCELLANEOUS	74
14.1	Governing Law	74
14.2	Entire Understanding	74
14.3	Successors and Assigns; Participations; New Lenders	74
14.4	Application of Payments	75
14.5	Indemnity	76
14.6	Notice	76
14.7	Survivability	77
14.8	Expenses	77
14.9	Injunctive Relief	77
14.10Captions	77
14.11Counterparts.	77

CREDIT AND SECURITY AGREEMENT


	This CREDIT AND SECURITY AGREEMENT (the "Agreement) is dated
as of June 28, 1996 and amended and restated as of April    17,
1998 between CANNON SLINE, INC., a Delaware corporation, and
ICESOLV, INC., a Pennsylvania corporation (each a "Borrower" and collectively, "Borrowers"), and BNY FINANCIAL CORPORATION
("Lender"), a New York corporation. In consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lender and the Borrowers hereby \ agree as follows:


RECITALS

A.The Borrowers and the Lender are parties to a certain
Credit and Security Agreement dated as of June 28, 1996, as amended pursuant to certain Amendments dated as of May 21, 1997, June 26, 1997, September 17, 1997 and January 2, 1998 (such Credit and Security Agreement, as so amended, being hereinafter referred to as the "Existing Loan Agreement"), providing for certain loans and other financial accommodations by the Lender to the Borrowers.

B.The Borrowers and the Lender have agreed to amend the Existing Loan Agreement in certain respects, and have agreed to execute and deliver this Agreement as a restatement of the Existing Loan Agreement, in order to incorporate the new amendments and all prior amendments into a single document.

C.It is the intent of the parties hereto that the execution and delivery of this Agreement, made for the purpose described in the immediately preceding Recital, shall not effectuate a novation of the indebtedness outstanding under the Existing
Loan Agreement, but rather a substitution of certain of the terms governing the payment and performance of such indebtedness.

	I. 	INTERPRETATION OF THIS AGREEMENT

		1.1	Restatement and Amendment.
The Borrowers and the Lender hereby agree that, effective upon the execution and delivery of this Agreement by each such party:
(a) the terms and provisions of the Existing Loan Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement, except that any grant of security by any Borrower to the Lender pursuant to Section 4.1 of the Existing Loan Agreement shall remain effective as of the date any such grant first became effective, and
(b) the indebtedness evidenced by the Existing Loan Agreement shall be payable solely in accordance with the terms of this Agreement and any Other Documents delivered pursuant hereto.
The Borrowers agree that the Lender shall have no obligations under the Existing Loan Agreement, except to the extent that any obligations thereunder may be restated in this Agreement or the Other Documents. The Borrowers and the Lender agree that the execution and delivery of this Agreement shall not effectuate a novation of the indebtedness outstanding under the Existing Loan Agreement, but rather a substitution of certain of the terms governing the payment and performance of such indebtedness.

		1.2	Accounting Terms.
As used in this Agreement or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.3 or elsewhere in this Agreement and accounting terms partly defined in Section 1.3 to the extent not defined, shall have the respective meanings given to them under GAAP.

		1.3	General Terms.
For purposes of this Agreement the following terms shall have the following meanings:

			"Acquisition Loan" shall mean Advances made pursuant to
Section 2.6 hereof.

			"Acquisition Loan Rate" shall mean an interest rate per annum equal to the Alternate Base Rate plus one percent (1%).

			"Acquisition Note" shall mean the promissory note described
in Section 2.6 hereof.

			"Advances" shall mean and include the Revolving Advances and
Letters of Credit, as well as the Term Loan and Acquisition Loan under Article II hereof.

			"Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person,
(ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

			"Agreement" shall mean this agreement, together with all exhibits, amendments, modifications and supplements hereto as may be in effect from time to time.

			"Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

			"Amended and Restated Closing Date" shall mean April 17, 1998, or such other date as may be agreed to by the parties hereto

			"Applicable Margin" for any period shall be determined by the ratio of Funded Indebtedness to EBITDA calculated for the most recent fiscal quarter with respect to the four fiscal quarters then ended which shall be subject to adjustment from time to time as set forth in Section 3.1.  The Applicable Margin with respect to
Eurodollar Rate Loans and Domestic Rate Loans, as the case may be, shall be the percentage set forth below as corresponds to the applicable ratio set forth below:

Funded Indebtedness	                Domestic	          Eurodollar
To EBITDA			                        Rate Margin	       Rate Margin

Greater than 4.5 to 1.0                	1.00%		             3.50%

Greater than 4.0 to 1.0                	0.50%             		3.00%
But equal to or less than
4.5 to 1.0

Greater than 3.5 to 1.0                  	 0%		             2.50%
But equal to or less than
4.0 to 1.0

Greater than 3.0 to 1.0	                   0%              	2.25%
But equal to or less than
3.5 to 1.0

Greater than 2.5 to 1.0	                   0%		             2.00%
But equal to or less than
3.0 to 1.0

Greater than 2.0 to 1.0	                   0%		             1.75%
But equal to or less than
2.5 to 1.0

Equal to or less than                     	0%		             1.50%
2.0 to 1.0

			"Authority" shall have the meaning set forth in Section 4.19(d).

			"Average Monthly Eurodollar Rate" shall mean the 30 day London Interbank Offered Rate ("LIBOR") as published in the
Wall Street Journal averaged monthly.

			"Bank" shall mean The Bank of New York.

			"Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

			"Blocked Account Agreements" shall mean (i) the Blocked Account Agreement entered into between the Borrowers, the Lender and Mellon Bank, N.A., and (ii) the Blocked Account Agreement entered into between the Borrowers, the Lender and Chemical Bank.

			"Bonded Jobs" shall mean jobs performed by the Borrowers in the normal course of the Borrowers' business, for which the Borrowers are required to post a performance bond.

			"Borrowers" shall mean Icesolv and Cannon, and all their permitted successors and assigns.

			"Business Day" shall mean any day other than a day on which
commercial banks in New York are authorized or required by law to close.

			"Canisco" shall mean Canisco Resources, Inc., a Delaware corporation, and all its permitted successors and assigns.

			"Canisco Guaranty" shall mean the guaranty of the obligations of Borrowers executed by Canisco in favor of Lender, dated June 28, 1996, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

			"Canisco Security Agreement" shall mean the Security Agreement dated June 28, 1996, between Canisco and the Lender, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

			"Cannon" shall mean Cannon Sline, Inc., a Pennsylvania corporation, and all its permitted successors and assigns.

			"Capital Expenditures" shall mean, for any period, all payments made by or due (whether or not paid) from the Borrowers, Canisco, or any of their Subsidiaries during such period in respect of any asset which would be classified as property, plant or equipment
(including payments in respect of any Capital Lease) or included in a comparable classification on the Borrowers' and Canisco's consolidated balance sheet prepared in accordance with GAAP.

			"Capital Lease" shall mean any lease of any property (whether real, personal or mixed) which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of the lessee.

			"CERCLA" shall mean the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section
9601 et seq.

			"Change of Ownership" shall mean (a) any transfer (whether in one or more transactions) of ownership of not less than 50% of the common stock of either Borrower held by the Original
Owners (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of either Borrower held by any of the Original Owners is convertible or for which any such shares of the capital stock of either Borrower or of any other Person may be exchanged and any shares of common stock of either Borrower held by any of the Original Owners is convertible or for which any such share of the capital stock of either Borrower or of any other Person may be exchanged and any shares of common stock issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) to a Person who is neither an Original Owner nor an Affiliate of an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of either Borrower.

			"Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, Claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension
Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, the Borrowers or any of their Affiliates.

			"Claims" shall mean all security interests, Liens, claims or encumbrances held or asserted by any Person against any or all of the Collateral or the Real Property, other than (A) Charges and (B)
Permitted Encumbrances.

			"Closing Date" shall mean June 28, 1996.

			"Collateral" shall mean and include:

				(a)	all Receivables;

				(b)	all Equipment;

				(c)	all General Intangibles;

				(d)	all Inventory;

				(e)	all Real Property;

				(f)	the Leasehold Interests;

				(g)	all of the Borrower's right, title and interest in and to
(i) its goods and other property, including but not limited to all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of both Borrowers'
rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, set off, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to the Borrowers from any Customer relating to the receivables; (iv) other property, including warranty claims relating to any goods securing this Agreement; (v) if and when obtained by the Borrowers, all real and personal property of third parties in which Borrowers have been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vi)
any other goods, personal property or real property now owned or hereafter acquired in which the Borrowers have expressly granted a security interest or may in the future grant a security interest to the Lender hereunder, or in any amendment or supplement hereto, or under any other agreement between the Lender and the Borrowers;

				(h) all of the Borrowers' ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Borrowers or in which they
have an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), or (g) of this Paragraph; and

				(i) all proceeds and products of (a), (b), (c), (d), (e),
(f), (g), (h) in whatever form, including but not limited to:
cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents.

			"Collateral Assignment" shall mean the Collateral Assignment of Agreements dated June 28, 1996, between Canisco and the Lender, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

			"Contingent Obligations" shall mean any guaranty or agreement to be a surety, or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), including, without limitation, performance bonds, whether direct or indirect, with respect to any obligation of another Person.

			"Contract Rate" shall mean, as applicable, the Revolving Advance Rate, the Term Loan Rate, the Overadvance Rate and the
Acquisition Loan Rate; provided, however, that in no event shall the Contract Rate be less than six percent (6.0%) per annum.

			"Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any
Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

			"Customer" shall mean and include the account debtor with respect to any of the Receivables and/or the prospective purchaser of goods, services or both with respect to any contract or other arrangement with the Borrowers, pursuant to which the Borrowers are to deliver any personal property or perform any services.

			"Default Rate" shall have the meaning set forth in
Section 3.1 hereof.

			"Depository Accounts" shall have the meaning set forth in
Section 4.15(h) hereof.

			"Documents" shall have the meaning set forth in Section 8.1(c) hereof.

			"Dollar" and the sign "$" shall mean lawful money of the United States of America.

			"Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

			"EBITDA" shall mean, for any period, the sum (without duplication)
of (i) net income determined in accordance with GAAP, (ii) provision for taxes based on income, (iii) Interest Expense, and (iv) to the extent net income has been reduced thereby, amortization expense, depreciation expense and other non-cash expenses, all as determined on a consolidated basis for the Borrowers, Canisco and their
Subsidiaries on a consolidated basis in accordance with GAAP.

			"Eligible Billed Receivables" shall mean each Receivable arising in the ordinary course of Borrowers' business and which Lender, in its reasonable credit judgment, shall deem to be an Eligible
Receivable, based on such considerations as Lender may from time to time deem appropriate.  In general, a Receivable shall not be deemed an Eligible Billed Receivable unless such Receivable is subject to Lender's perfected security interest and no other Lien other than Permitted Encumbrances, and is evidenced by an invoice or other documentary evidence satisfactory to Lender.  In addition, no
Receivable shall be an Eligible Billed Receivable if:

				(a)	it arises out of a sale made by a Borrower to an
Affiliate of a Borrower or to a Person controlled by an Affiliate of a Borrower;

				(b)	it is due or unpaid more than ninety (90) days after
the original invoice date or is unpaid more than sixty (60) days after becoming due;

				(c)	fifty percent (50%) or more of the Receivables from
the account debtor are not deemed Eligible Receivables hereunder.
Such percentage may, in Lender's reasonable discretion, be increased or decreased from time to time;

				(d)	any covenant, representation or warranty contained in
this Agreement with respect to such Receivable has been breached;

				(e)	(A) the account debtor is a creditor or supplier of
the Borrowers, provided that, the portion of the Receivable
which is in excess of the amount due or to become due to the supplier or creditor shall be deemed to be an Eligible Billed
Receivable, or (B) the account debtor, including, without limitation any creditor or supplier of any Borrower, has disputed liability, or made any claim with respect to any Receivable due from such account debtor to a Borrower, or the Receivable otherwise is or may become subject to any right of setoff by the account debtor, provided that, if such account debtor has confirmed its obligation with respect to any undisputed portion of such Receivable, or has confirmed its obligation to pay a portion of such Receivable without setoff, in a writing in form and substance satisfactory to
Lender, such undisputed portion, or portion not subject to
setoff, of such Receivable as confirmed in such writing, shall be deemed to be an Eligible Billed Receivable;

				(f)	the account debtor has commenced a voluntary case
under the federal bankruptcy laws, as now constituted or
hereafter amended, or made an assignment for the benefit of
creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under any state or federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under any state or federal bankruptcy law has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or
consented to or suffered a receiver trustee, liquidator or
custodian to be appointed for it or for all or a significant portion of its assets or affairs;

				(g)	the sale is to an account debtor outside the continental
United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its reasonable discretion;

				(h)	the sale to the account debtor is on a bill-and-hold,
guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

				(i)	Lender believes, in its reasonable judgment, that
collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's financial
inability to pay;

				(j)	the account debtor is the United States of America, any
state or any department, agency or instrumentality of any of them, unless (A) either (i) the appropriate Borrower assigns its right to payment of such Receivable to Lender pursuant to the Federal
Assignment of Claims Act, as amended, or (ii) ten (10) days shall have elapsed following delivery by the appropriate Borrower to the
Lender of all documents requested by the Lender pursuant to the
Federal Assignment of Claims Act, as amended, and (B) the applicable
Borrower has otherwise complied with other applicable statutes or ordinances;

				(k)	the goods giving rise to such Receivable have not
been shipped and delivered to and accepted by the account
debtor or the services giving rise to such receivable have
not been performed by the appropriate Borrower and accepted
by the account debtor or the Receivable otherwise does not
represent a final sale;

				(l)	the Receivables of the account debtor exceed a credit
limit determined by Lender, in its reasonable discretion, to the extent such Receivable exceeds such limit;

				(m)	the Receivable is subject to any offset, deduction,
defense, dispute, or counterclaim or if the Receivable is
contingent in any respect or for any reason;

				(n)	a Borrower has made any agreement with any account
debtor for any deduction therefrom, except for discounts or
allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

				(o)	shipment of the merchandise or the rendition of services
has not been performed;

				(p)	any return, rejection or repossession of the merchandise
has occurred;

				(q)	such Receivable is not payable to a Borrower; or

				(r)	such Receivable is not otherwise satisfactory to
the Lender as determined in good faith by the Lender in the
exercise of its discretion in a reasonable manner.

			"Eligible Machinery and Equipment" shall mean machinery and equipment owned by one or more of the Borrowers, free and clear of Liens (other than Liens in favor of Lender), located in warehouses or other properties owned by one or more of the Borrowers, in which Lender has been granted a first priority perfected security interest, satisfactory in form and substance to Lender and such machinery and equipment that is otherwise satisfactory to Lender in its sole discretion.

			"Eligible Real Estate" shall mean real property owned by one or more of the Borrowers, free and clear of Liens (other than Liens in favor of Lender), in which Lender has been granted a first mortgage lien, satisfactory in form and substance to Lender and such real property that is otherwise satisfactory to Lender in its sole discretion.

			"Eligible Unbilled Receivables" shall mean each unprocessed
billing, earned, but not billed, arising in the ordinary course of Borrowers' business and which Lender, in its reasonable credit judgment, shall deem to be an Eligible Unbilled Receivable, based on such consideration as Lender may from time to time deem appropriate.
In general, a Receivable shall not be deemed an Eligible Unbilled
Receivable unless such Receivable is subject to Lender's perfected security interest and no other Lien other than Permitted Encumbrances.
In addition, no Receivable shall be an Eligible Unbilled Receivable if:

				(a)	it arises out of a sale made by a Borrower to an
Affiliate of a Borrower or to a Person controlled by an Affiliate of a Borrower;

				(b)	to the extent such Receivable arose on or prior to
the 15th day of any calendar month, such Receivable has not
been billed within such calendar month; or, to the extent such
Receivable arose after the 15th day of any calendar month, such
Receivable has not been billed on or prior to the 15th day of the following calendar month;

				(c)	fifty percent (50%) or more of the Receivables from the
account debtor are not deemed Eligible Billed Receivables or
Eligible Unbilled Receivables hereunder.  Such percentage may, in Lender's reasonable discretion, be increased or decreased from time to time;

				(d)	any covenant, representation or warranty contained in
this Agreement with respect to such Receivable has been breached;

				(e)	(A) the account debtor is a creditor or supplier of the
Borrowers, provided that, the portion of the Receivable which is in excess of the amount due or to become due to the supplier or creditor shall be deemed to be an Eligible Unbilled Receivable, or (B) the account debtor, including, without limitation any creditor or supplier of any Borrower, has disputed liability, or made any claim with respect to any Receivable due from such account debtor to a Borrower, or the Receivable otherwise is or may become subject to any right of setoff by the account debtor, provided that, if such account debtor has confirmed its
obligation with respect to any undisputed portion of such
Receivable, or has confirmed its obligation to pay a portion of such Receivable without setoff, in a writing in form and
substance satisfactory to Lender, such undisputed portion,
or portion not subject to setoff, of such Receivable as
confirmed in such writing, shall be deemed to be an
Eligible Unbilled Receivable;

				(f)	the account debtor has commenced a voluntary case
under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under any state or federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under any state or federal bankruptcy law has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or consented to or suffered a receiver trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

				(g)	the sale is to an account debtor outside the continental
United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its reasonable discretion;

				(h)	the sale to the account debtor is on a bill-and-hold,
guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

				(i)	Lender believes, in its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's financial inability to pay;

				(j)	the account debtor is the United States of America, any
state or any department, agency or instrumentality of any of them, unless (A) either (i) the appropriate Borrower assigns its right to payment of such Receivable to Lender pursuant to the Federal Assignment of Claims Act, as amended, or (ii) ten (10) days shall have elapsed following delivery by the appropriate Borrower to the Lender of all documents requested by the Lender pursuant to the Federal Assignment of Claims Act, as amended, and (B) the applicable Borrower has otherwise complied with other applicable statutes or ordinances;

				(k)	the goods giving rise to such Receivable have not been
shipped and delivered to and accepted by the account debtor or the services giving rise to such receivable have not been performed by the appropriate Borrower and accepted by the account debtor or the
Receivable otherwise does not represent a final sale;

				(l)	the Receivables of the account debtor exceed a credit
limit determined by Lender, in its reasonable discretion, to the extent such Receivable exceeds such limit;

				(m)	the Receivable is subject to any offset, deduction,
defense, dispute, or counterclaim or if the Receivable is
contingent in any respect or for any reason;

				(n)	a Borrower has made any agreement with any account
debtor for any deduction therefrom, except for discounts or
allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

				(o)	shipment of the merchandise or the rendition of services
has not been completed;

				(p)	any return, rejection or repossession of the merchandise
has occurred;

				(q)	such Receivable is not payable to a Borrower; or

				(r)	such Receivable is not otherwise satisfactory to the Lender
as determined in good faith by the Lender in the exercise of its discretion in a reasonable manner.

			"Environmental Complaint" shall have the meaning set forth in Section 4.19(d) hereof.

			"Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

			"Equipment" shall mean and include all of the Borrowers' goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

			"ERISA" shall mean the federal Employee Retirement Income Security Act of 1974, as amended.

			"Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Average Monthly Eurodollar Rate.

			"Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

			"Excess Cash Flow" shall mean, for any period, EBITDA minus (cash interest plus required debt service plus cash taxes plus Capital Lease obligations of the Borrowers, Canisco and their Subsidiaries on a consolidated basis, plus Capital
Expenditures) plus or minus net changes in working capital for the Borrowers, Canisco and their Subsidiaries on a consolidated basis.

			"Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve system arranged by Federal funds brokers, as published for such day (or if such day is not a Business
Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Lender from three Federal funds brokers or recognized standing selected by Lender.

			"Fixed Charge Coverage Ratio" shall mean , for any period, the ratio of (A) EBITDA less (i) Capital Expenditures not financed through Capital Leases of the Borrowers, Canisco and their Subsidiaries on a consolidated basis during any computation period less (ii) cash taxes of the Borrowers, Canisco and their Subsidiaries on a consolidated basis during any computation period, to (B) the sum of (i) the cash Interest Expense (including imputed interest on Capital Lease obligations) for such computation period plus (ii) the aggregate amount of all scheduled principal payments of under this Agreement.

			"Florida Mortgage" shall mean the Mortgage, Assignment of Leases and Security Agreement, dated June 28, 1996, as amended and restated on the Amended and Restated Closing Date, in form and substance satisfactory to the Lender, by which Cannon has granted to the Lender a mortgage lien in certain real property located in the County of Polk, State of Florida, together with all amendments, modifications, exhibits, and other schedules thereto as may be in effect from time to time.

			"Formula Amount" shall have the meaning set forth in Section 2.1(a).

			"Funded Indebtedness" means as to any Person and its Subsidiaries on a consolidated basis, as of any date of determination, (i) the aggregate of all interest-bearing
Liabilities which are not exclusively subordinated to the Obligations pursuant to a Subordination Agreement, and all Capital Leases, of such Person and its Subsidiaries, whether secured or unsecured (but excluding, without duplication, loans by such Person to one or more of its Subsidiaries), less (ii) the aggregate amount of all cash balances and cash equivalents of such Person and/or any of its Subsidiaries.

			"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

			"General Intangibles" shall mean and include all of the Borrowers'
general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrowers to secure payment of any of the Receivables by an account debtor, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

			"Guarantors" shall mean Canisco and Henze, and all their permitted successors and assigns.

			"Guaranty Agreements" shall mean the Canisco Guaranty and the
Henze Guaranty.

			"Hazardous Discharge" shall have the meaning set forth in
Section 4.19(d) hereof.

			"Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant


			"Hazardous Wastes" includes all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

			"Henze" shall mean Henze Services, Inc., a Georgia corporation, and all its permitted successors and assigns.

			"Henze Guaranty" shall mean the guaranty of the obligations
of Borrowers executed by Henze in favor of Lender, dated June 28,
1996, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

			"Henze Security Agreement" shall mean the Security Agreement dated June 28, 1996, between Henze and the Lender, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

			"Henze Sale" shall mean the sale of Henze pursuant to that certain Letter Agreement dated June 4, 1996 entered into between Harley Industries, Inc. and Henze.

			"Icesolv" shall mean Icesolv, Inc., a Pennsylvania corporation, and all its permitted successors and assigns.

			"Incipient Event of Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

			"Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all Contingent Obligations, indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person.
Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

			"Interest Expense" shall mean, for any period, interest expense (including all imputed interest on Capital Lease obligations) with respect to all outstanding Indebtedness of the Borrowers, Canisco and their Subsidiaries on a consolidated basis for such period on a consolidated basis in accordance with GAAP.

			"Inventory" shall mean all of Borrowers' now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrowers' businesses or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

			"Leasehold Interests" shall mean all of Borrowers' right, title and interest in and to the premises described on Schedule
1.2 of the Existing Loan Agreement.

			"Lender" shall mean BNY Financial Corporation and any successor or assign.

			"Letter of Credit and Security Agreement" shall have the meaning set forth in Section 2.10.

			"Letter of Credit Fees" shall have the meaning set forth in
Section 3.2(a).

			"Letter of Credit Sublimit" shall mean Two Million ($2,000,000).

			"Letters of Credit" shall have the meaning set forth in Section 2.9.

			"Leverage Ratio" shall mean, for any period, the ratio of
(A) the aggregate amount of all Liabilities minus Subordinated
Indebtedness of the Borrowers, Canisco and their Subsidiaries on a consolidated basis, to (B) the Tangible Net Worth plus Subordinated Indebtedness of the Borrowers, Canisco and their Subsidiaries on a consolidated basis.

			"Liabilities" shall mean, at any time, all liabilities which, in accordance with GAAP, shall be classified as liabilities of the
Borrowers, Canisco and their Subsidiaries on a consolidated basis.

			"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, Claim or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of the Borrowers or any Subsidiary of the Borrowers of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing e, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

			"Louisiana Mortgage" shall mean the Mortgage, Assignment of
Leases and Security Agreement dated June 28, 1996, as amended and restated on the Amended and Restated Closing Date, in form and substance satisfactory to the Lender, by which Cannon has granted to the Lender a mortgage lien in real property located in the Parish of Calcasieu, State of Louisiana, together with all amendments, modifications, exhibits, and other schedules thereto as may be in effect from time to time.

			"Maximum Loan Amount" shall mean Twenty-five Million
Dollars ($25,000,000).

			"Maximum Revolving Advance Amount" at any time shall mean the
Maximum Loan Amount less the aggregate principal balance of the
Term Loan and the Acquisition Loan then outstanding.

			"Monthly Advances" shall have the meaning set forth in Section 3.1 hereof.

			"Mortgages" shall mean, collectively, the Florida Mortgage,
the Louisiana Mortgage, the Pennsylvania Mortgage, the Texas Mortgage,
and the Virginia Mortgage.

			"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

			"Notes" shall mean collectively, the Term Note(s), the Revolving
Credit Note and the Acquisition Note(s).

			"Obligations" shall mean and include any and all of Borrowers'
Indebtedness, including, without limitation, amounts drawn under
Letters of Credit, all Advances made hereunder, Contingent Obligations and/or liabilities to the Lender or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter
arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of the Borrowers' Indebtedness, Contingent
Obligations and/or liabilities under this Agreement or under any other agreement between the Lender and the Borrowers and all obligations of the Borrowers to the Lender to perform acts or refrain


			"Original Owners" shall mean Canisco.

			"Other Documents" shall mean the Mortgages, the Pledge Agreement, the Guaranty Agreements, the Notes, the Security Agreements, the
Letter of Credit and Security Agreement, the Questionnaires, the
Subordination Agreement(s), the Blocked Account Agreements, the
Collateral Assignment and any and all other agreements, instruments and documents, including, without limitation, amendments, certificates, financing statements, guaranties, pledges, powers of attorney, consents, reports, notices, schedules, exhibits and all other writings heretofore, now or hereafter executed by Borrowers and/or
delivered to Lender in respect of the transactions contemplated by this Agreement, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

			"Overadvance" shall have the meaning set forth in Section 2.2(b) hereof.

			"Overadvance Rate" shall mean an interest rate per annum equal to the Alternate Base Rate plus one percent (1%).

			"Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

			"Payment Office" shall mean the office or location which the
Lender shall designate by notice to Borrowers to be the Payment Office.

			"PBGC" shall mean the Pension Benefit Guaranty Corporation.

			"Pennsylvania Mortgage" shall mean the Mortgage, Assignment of
Leases and Security Agreement dated June 28, 1996,  as amended and restated on the Amended and Restated Closing Date, in form and substance satisfactory to the Lender, by which Cannon has granted to the Lender a mortgage lien in certain real property located in the City of Philadelphia, Commonwealth of Pennsylvania together with all amendments, modifications, exhibits, and other schedules thereto as may be in effect from time to time.

			"Permitted Encumbrances" shall mean (a) liens in favor of Lender;
(b) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; (c) liens disclosed in the financial statements referred to in Section 5.5, the existence of which Lender has consented to in writing; (d) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of
Borrowers' business; (f) judgment liens that have been stayed or bonded and mechanics', workmen's, materialmen's or other like liens arising in the ordinary course of Borrowers' business with respect to obligations which are not due or which are being contested in good faith by Borrowers; (g) liens placed upon fixed assets
hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber
any property of the Boroowers and (y) the aggregate amount of
Indebtedness secured by such liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) other liens incidental to the conduct of Borrowers' business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Lender's rights in and to the
Collateral or the value of Borrowers' property or assets


			"Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

			"Pledge Agreement" shall mean the pledge agreement between Canisco as pledgor and the Lender as pledgee, dated as of the same date as this Agreement, in form and substance satisfactory to the Lender, by which the stock of Icesolv and Cannon shall be pledged to the Lender, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

			"Prime Rate" for the purpose of this Agreement means the rate of interest publicly announced from time to time by the Bank at its principal office in New York as its prime rate or prime lending rate.
This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

			"Questionnaires" shall mean the Credit and Security Agreement Questionnaires executed by Borrowers and Canisco, and delivered to Lender.

			"RCRA" shall mean the Resource Conservation and Recovery Act,
42 U.S.C. Section 6901 et seq., as same may be amended from time to time.

			"Real Property" shall mean all of Borrowers' right, title and interest in and to the Real Estate (as such term is defined in the
Mortgages).

			"Receivables" shall mean and include all of the  Borrowers'
accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrowers arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Lender hereunder.


			"Receivables Advance Rate" shall have the meaning set forth
in Section 2.1(a) hereof.

			"Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

			"Reserves" shall mean the sum of all ineligible receivables, disputed items, deductions, allowances, credits and any other offsets asserted or granted, consigned inventory and receivables related to the sales thereof, letters of credit, and such additional reserves as are deemed appropriate from time to time in Lender's reasonable discretion.

			"Revolving Advances" shall mean Advances made by Lender, other than Letters of Credit, the Term Loan or the Acquisition Loan.

			"Revolving Advance Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans, or (b) the sum of the Average Monthly Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans, provided that from the Closing Date until adjustment pursuant to Section 3.1 hereof, the Revolving Advance Rate shall be either the Alternate Base Rate with respect to Domestic Rate Loans or the sum of the Average Monthly Eurodollar Rate plus 2.5 percent with respect to Eurodollar Rate Loans.

			"Revolving Credit Note" shall mean the promissory note referred to in Section 2.2 hereof.

			"Security Agreements" shall mean the Canisco Security Agreement and the Henze Security Agreement.

			"Subordinated Indebtedness" shall mean all Indebtedness of the Borrowers, Canisco and their Subsidiaries which is subordinated exclusively to the Obligations pursuant to a Subordination Agreement.

			"Subordination Agreement(s)" shall mean the subordination agreement(s) now existing or hereinafter entered into between the Bank and other parties, in form and substance satisfactory to the Bank, as required pursuant to the terms of this Agreement, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

			"Subsidiary" of any Person shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency)
to elect a majority of the directors of such corporation, or other
Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

			"Tangible Net Worth" shall mean, as of any date, stockholders equity, less the aggregate book value of all intangible assets, all as determined on a consolidated basis for the Borrowers,
Canisco and their Subsidiaries in accordance with GAAP.

			"Term" shall mean the Closing Date through May 1, 2001, as same may be extended in accordance with the provisions of Section 13.1.

			"Termination Date" shall mean May 1, 2001, or such later date to which the Term of this Agreement may be extended in accordance with the provisions of Section 13.1.

			"Term Loan(s)" shall mean the Advances made pursuant to
Section 2.5 hereof.

			"Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable
Margin with respect to Domestic Rate Loans, provided that from the Closing Date until adjustment pursuant to Section 3.1 hereof, the Term Loan rate shall be the Alternate Base Rate, or (b) such fixed rate, if any, as may be offered by the Lender and accepted in writing by the Borrowers on the Closing Date.

			"Term Note(s)" shall mean the promissory note or notes described in Section 2.5 hereof.

			"Texas Mortgage" shall mean the Deed of Trust, Assignment of Leases and Security Agreement, dated June 28, 1996, as amended and restated on the Amended and Restated Closing Date, in form and substance satisfactory to the Lender, by which Cannon has granted to the Lender a lien in certain real property located in Harris
County, Texas, together with all amendments, modifications, exhibits, and other schedules thereto as may be in effect from time to time.

			"Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act
(TSCA), 15 U.S.C. Section 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted, relating to toxic substances.  "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

			"Transactions" shall have the meaning set forth in
Section 5.5(a) hereof.

			"Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or
(ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Revolving Advances plus (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding more than sixty (60) days past the due date therefor.

			"Virginia Mortgage" shall mean the Deed of Trust, Assignment of Leases, and Security Agreement, dated June 28, 1996, as amended and restated on the Amended and Restated Closing Date, in form and substance satisfactory to the Lender, by which Cannon has granted to the Lender a lien in certain real property located in Chesterfield
County, Virginia, together with all amendments, modifications, exhibits, and other schedules thereto as may be in effect from time to time.

		1.4	Uniform Commercial Code Terms.  All terms used herein and
defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

	II.	ADVANCES, PAYMENT, INTEREST AND FEES.

		2.1	(a)  Loan Advances.
Subject to the terms and conditions set forth in this Agreement, Lender will make Advances to the Borrowers in aggregate amounts outstanding at any time equal to the lesser of x) the Maximum Loan Amount or y) an amount equal to the sum of:

				(i) up to 85% of Eligible Billed Receivables not under
Bonded Jobs plus up to 75% of Eligible Billed Receivables under
Bonded Jobs, plus up to 60% of Eligible Unbilled Receivables, subject to the provisions of Section 2.1(b) hereof (the "Receivables
Advance Rate") less such Reserves as Lender may reasonably deem proper and necessary in its sole discretion, plus

				(ii) the aggregate amount at any time outstanding of the
Term Loan and the Acquisition Loan made pursuant to Sections 2.5 and 2.6 hereof, as reduced in accordance with the provisions of
Sections 2.5 and 2.6 hereof.

		The sum of the amounts derived from Sections 2.1(a)(i) and (ii) at any time and from time to time shall be referred to as the "Formula Amount."

			(b) Discretionary Rights.  The Receivables Advance Rate may
be increased or decreased by Lender at any time and from time to time in the exercise of its reasonable discretion.  Borrowers consent to any such increases or decreases and acknowledge that decreasing the Receivables Advance Rate may limit or restrict
Advances requested by Borrowers.

		2.2	Revolving Advances.

			(a)	Subject to the terms and conditions set forth in this
Agreement, Lender will make Revolving Advances to the Borrowers in an aggregate amount outstanding at any time equal to the
lesser of x) the Maximum Revolving Advance Amount, less the
outstanding face amount of all Letters of Credit, or y) an
amount equal to (I) the Formula Amount minus (II) the aggregate amount of outstanding Letters of Credit, and the outstanding principal balance of the Term Loan and the Acquisition Loan.
The Revolving Advances shall otherwise be evidenced by the secured promissory note ("Revolving Credit Note") attached hereto as
Exhibit 2.2.  Revolving Advances outstanding under the Existing
Loan Agreement on the Amended and Restated Closing Date shall be deemed to be Revolving Advances under this Agreement and shall be evidenced by the Revolving Credit Note.

			(b)	For purposes of Section 2.2(a) above, the Formula Amount
shall be increased by the sum of $1,000,000 (the "Overadvance")
for 120 days each year commencing no earlier than January 1 and ending no later than April 30, in order to accommodate the seasonal cash flow needs of the Borrowers.  The Overadvance may be extended at the option of the Borrowers to a maximum of 24 months and increased up to a sum not exceeding $2,200,000 to enable the
Borrowers to prepay certain unsecured trade payables provided that drawdowns for this purpose are pursuant to a payment plan approved by the Lender (the "Trade Payables Overadvance").  The Trade Payable
Overadvance shall be amortized by the Borrowers in twenty-four (24)
equal monthly principal installments plus interest, commencing on the last Business Day of the month following the initial drawdown of the Trade Payabales Overadvance.  The Overadvance and the Trade
Payables Overadvance shall be evidenced by the Revolving Credit
Note and shall bear interest at the Overadvance Rate.

		2.3	Procedure for Revolving Advances Borrowing.

			(a)	The Borrowers may notify the Lender prior to 11:00 a.m.
on a Business Day of their request to incur, on that day, a
Revolving Advance hereunder.  Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Lender, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Lender, and such request shall be irrevocable.

			(b)	Notwithstanding the provisions of (a) above, in the event
Borrowers desire to obtain a Eurodollar Rate Loan, Borrowers shall give Lender at least three (3) Business Days' prior written notice;
specifying (i) the date of the proposed borrowing (which shall be a
Business Day) and (ii) the amount on the date of such Advance to be borrowed.

			(c)	Provided that no Event of Default shall have occurred
and be continuing, Borrowers may convert any Eurodollar Rate
Loan or Domestic Rate Loan into a loan of another type in the same aggregate principal amount.  If Borrowers desire to convert a loan from a Domestic Rate Loan to a Eurodollar Rate Loan,
Borrowers shall give the Lender not less than three (3) Business
Days' prior written notice, specifying the date of such conversion and the loans to be converted.

			(d) Subject to the provisions of Section 13.1 hereof, the Borrowers may prepay the Advances in whole at any time or in part from time to time, without premium or penalty but with accrued interest on the principal being prepaid to the date of such repayment, provided however, that each partial prepayment shall be in the amount of $100,000 or in integral multiples thereof, provided that all amounts received by the Lender from any Blocked
Account referred to in Section 4.15(h) hereof, or pursuant to any Blocked Account Agreement shall be applied to reduce the amount of outstanding Advances made to the Borrowers pursuant to the Revolving Credit in accordance with the provisions of Sections 2.7(c) and 4.15(h) hereof. All repayments, including mandatory prepayments made pursuant to Section 2.7(b), shall be applied to installments in the inverse order of their maturity.

			(e) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection (g), the term "Lender" shall include Lender and the office or branch where Lender or any corporation or bank controlling Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lender to make Eurodollar
Rate Loans, the obligation of Lender to make Eurodollar Rate Loans hereunder shall forthwith be canceled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Lender, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrowers shall be conclusive absent manifest error; provided, each Lender shall use its best efforts to minimize or avoid any such additional payment.

		2.4	Disbursement of Advance Proceeds.  All Advances shall be disbursed from whichever office or other place the Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to the Borrowers' account on the Lender's books.  During the Term, Borrowers may use the
Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.  The proceeds of each Revolving Advance requested by the Borrowers or deemed to have been requested by the Borrowers under Section 2.3(a)
hereof shall, with respect to requested Revolving Advances
to the extent the Lender makes such Revolving Advances, be made available to the Borrowers on the day so requested by way of credit to the
Borrowers' operating account at such bank as Borrowers may
designate following notification to Lender, in immediately
available federal or other immediately available funds or,
with respect to Revolving Advances deemed, to have been
requested, be disbursed to the Lender in payment of outstanding
Obligations giving rise to such deemed request.

		2.5	Term Loan.

			(a)	Lender made a Term Loan (the "Existing Term Loan")
to Borrowers in the amount of $3,900,000 under the Existing
Loan Agreement, of which $2,470,000 is outstanding on the Amended and Restated Closing Date and shall be deemed to continue to be outstanding under the Term Loan and shall be evidenced by a Term Note, satisfactory in form and substance to the Lender, executed and delivered to the Lender on the Amended and Restated Closing Date, in substitution for the Term Note issued by the Borrowers to the Lender at the Closing.


			(b)	Subject to the terms and conditions of this Agreement,
and provided that no Event of Default and no Incipient Event of Default has occurred and is continuing, the Borrowers shall have the option to borrow additional sums under the Term Loan in order to finance fixed assets acquired by the Borrowers (or by another Person which joins in this Agreement as a Borrower on terms and conditions satisfactory to the Lender), provided that on the date of any borrowing under the Term Loan, the
outstanding principal balance of all Term Loans (including
such additional borrowing) shall not exceed an amount
equal to the lesser of (a) the sum of the outstanding
principal balance of Revolving Advances, minus the outstanding principal of the Acquisition Loan, or (b) the sum of 80% of
the appraised forced liquidation value of Eligible Machinery and Equipment plus 75% of the appraised fair market value of
Eligible Real Estate.  Appraisals shall be prepared by
appraisers and be in form and substance satisfactory to
Lender in its sole discretion.

			(c)	At the end of each six month period following
the Amended and Restated Closing Date, provided no Event of Default and no Incipient Event of Default has occurred and is continuing, the Borrowers shall have the option to borrow additional sums under the Term Loan in order to finance fixed assets acquired by the Borrowers since the Amended and Restated Closing Date with cash flow of the Borrowers or with proceeds of Revolving Advances, provided that on the date of any borrowing under the Term Loan, the outstanding principal balance of all Term Loans (including any such additional borrowing) shall not exceed an amount equal to the lesser of (a) the sum of the outstanding principal balance of Revolving Advances, minus the outstanding principal of the Acquisition Loan, or
(b) the sum of 80% of the appraised forced liquidation value of Eligible Machinery and Equipment plus 75% of the appraised fair market value of Eligible Real Estate.
Appraisals shall be prepared by appraisers and be in form and substance acceptable to Lender in its sole discretion.

			(d)	At the end of 18 months following the Amended and
Restated Closing Date, provided no Event of Default and no Incipient Event of Default has occurred and is continuing, the Borrowers shall have the option to borrow additional sums under the Term Loan in order to finance (i) principal amounts previously repaid under the Term Loan since the Closing
Date and (ii) fixed assets acquired by the Borrowers since the Closing Date with cash flow of the Borrowers or with proceeds of Revolving Advances (and not previously financed with proceeds of the Term Loan), provided that on the date of any borrowing under the Term Loan, the outstanding principal balance of the all Term Loans (including any such additional borrowing) shall not exceed an amount equal to the lesser of
(a) the sum of the outstanding principal balance of Revolving
Advances, minus the outstanding principal of the Acquisition
Loan, or (b) the sum of 80% of the appraised forced liquidation value of Eligible Machinery and Equipment plus 75% of the appraised fair market value of Eligible Real Estate. Appraisals shall be prepared by appraisers and be in form and substance acceptable to Lender in its sole discretion.

			(e)	Each Term Loan shall be subject to acceleration upon
the occurrence of an Event of Default under this Agreement or termination of this Agreement and shall be evidenced by and
subject to the terms and conditions set forth in a secured
promissory note ("Term Note") appropriately completed by the
Lender and executed and delivered by the Borrowers to the Lender substantially in the form attached hereto as Exhibit 2.5.  The
Borrowers shall repay the outstanding principal balance of each
Term Loan in approximately equal consecutive monthly installments of principal, commencing on the last day of the first calendar month following the advance of such Term Loan, based on a seven
(7) year amortization schedule, and continuing throughout the entire term thereof in accordance with the provisions of the
Term Note, and a final installment, consisting of the entire remaining principal balance payable on the Termination Date, provided that upon any advance of additional sums under a
Term Note, (i) the installment payments shall be appropriately in order to amortize the entire remaining principal balance in approximately equal consecutive monthly installments of principal commencing on the last day of the first calendar month following the date of such additional advance of additional sums under the Term Loan, and continuing throughout the entire term thereof in accordance with the provisions of the Term Note, and (ii) the Borrowers shall execute and deliver to Lender a new Term Note with the same maturity date but revised to reflect such remaining
principal balance of the Term Loan and such revised installment payments, satisfactory in form and substance to the Lender.

			(f)	Interest shall accrue on the outstanding principal of
each Term Loan at an annual rate equal to the Term Loan Rate and be payable monthly, commencing on the last day of the first calendar month following the Amended and Restated Closing Date, and continuing throughout the entire term thereof in accordance with the provisions of the Term Note, and a final installment consisting of all accrued but unpaid interest payable on the
Termination Date.

		2.6	Acquisition Loan.

			(a)	Subject to the terms and conditions of this Agreement,
including without limitation Section 2.6(b), the Lender shall make loans not exceeding $5,000,000 in the aggregate to the
Borrowers (collectively, the "Acquisition Loan") for the
purpose of financing acquisitions by the Borrowers approved
by the Lender to the extent there is a shortfall between
availability of Revolving Advances and Advances under the
Term Loan (as such availability may be augmented by appraisals of the assets to be acquired, satisfactory in for and
substance to the Lender).  The making of any one or more
Acquisition Loans shall not be considered a commitment by
the Lender to make any additional Acquisition Loans except
as provided in this Agreement.

			(b)	Conditions precedent to each Advance of an Acquisition
Loan shall be determined by the Lender in its sole discretion, but shall include the following:

				(i)	immediately following each Acquisition Loan, the
Borrowers shall have Undrawn Availability of not less than
$1,000,000;

				(ii)	any corporation or other entity acquired by the
Borrower in connection with such acquisition shall join in
and become a Borrower under this Agreement and the Notes and shall execute a joinder agreement satisfactory in form and
substance to the Lender;

				(iii)	the Lender shall receive a first perfected lien or
security interest in all acquired assets and in the assets of any acquired corporation or other entity, and the Borrower and any acquired corporation or other entity shall execute and
deliver to the Lender such mortgages, security agreements,
financing statements and other agreements and documents as
may be required by the Lender to perfect such liens and security interests;

				(iv)	environmental assessments of any real estate to be
acquired, satisfactory in form and substance to the Lender; and

				(v)	appraisals of assets to be acquired and financial
statements and financial projections on the business to be
acquired, satisfactory in form and substance to the Lender.

			(c)	Each Acquisition Loan shall be subject to acceleration
upon the occurrence of an Event of Default under this Agreement or termination of this Agreement, and shall otherwise be evidenced by and subject to the terms and conditions set forth in a secured promissory note ("Acquisition Note") to be appropriately completed by the Lender and executed and delivered to the Lender by the
Borrowers substantially in the form attached hereto as Exhibit 2.6.

			(d)	The Borrowers shall repay the outstanding principal
balance of the each Acquisition Loan in approximately equal
consecutive monthly installments of principal commencing on the last day of the first calendar month following the advance of such
Acquisition Loan, based on a five (5) year amortization schedule, and continuing throughout the entire term thereof in accordance with the provisions of the Acquisition Note, and a final
installment, consisting of the entire remaining principal
balance payable on the Termination Date,
provided that upon any Acquisition Loan being made after the initial Acquisition Loan, (i) the installment payments shall be appropriately adjusted in order to amortize the entire remaining principal balance in approximately equal consecutive monthly installments of principal commencing on the last day of the
first calendar month following the date of such additional
Acquisition Loan, and continuing throughout the entire term
thereof in accordance with the provisions of the Acquisition
Loan, and (ii) the Borrowers shall execute and deliver to Lender a new Acquisition Note with the same maturity date but revised to reflect such new remaining prinipal balance of all outstanding Acquisition
Loans and such revised installment payments, satisfactory in form and substance to Lender.

			(e)	Interest shall accrue on the outstanding principal
of each Acquisition Loan at an annual rate equal to the Acquisition Loan Rate and shall be payable monthly, commencing on the last day of the first calendar month following the date of such Acquisition Loan, and continuing throughout the entire term thereof in accordance with the provisions of the Acquisition
Note and a final installment consisting of all accrued but unpaid interest payable on the Termination Date.

			(f)	At the Borrower's request, at any time after the Amended
and Restated Closing Date when no Event of Default and no Incipient
Event of Default has occurred and is continuing, and subject to the terms set forth in Section 2.6 of this Agreement, the Borrowers shall have the option to borrow additional sums under the Acquisition Loan, provided that on the date of any borrowing under the Acquisition Loan,
(A) the outstanding principal balance of the Acquisition Loan shall not exceed the lesser of (a) $5,000,000, or (b) the outstananding principal balance of Revolving Advances minus the
outstanding principal of the Term Loan and (B) the sum of
the outstanding principal balances of the Term Loan, the
Acquisition Loan and the Revolving Advances, together with
the aggregate amount available to be drawn under all undrawn
Letters of Credit, shall not exceed the Maximum Loan Amount.

		2.7	Repayment of Advances; Mandatory Prepayments.

			(a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.5 hereof and in the Term Note.

			(b)	Within ninety (90) days after the end of each fiscal
year, the Borrowers shall prepay Advances made hereunder in
an amount equal to the aggregate of (i) fifty percent (50%) of the proceeds of any public equity offering by either or both of the Borrowers, except to the extent such proceeds are used to execute an acquisition approved by Lender in its sole discretion and (ii) fifty percent (50%) of the Excess Cash Flow of the
Borrowers for such fiscal year, after allowances for payments to unsecured creditors made in accordance with the provisions of the Reorganization.  Such prepayments shall be applied first, to repay installments due under the
Acquisition Loan, in the inverse order of their maturity,
second, to repay installments due under the Term Loan, in
the inverse order of their maturity, third, to repay Revolving
Advances, and then to repay all other Obligations in such order as the Lender shall determine.

			(c) The Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the Lender on the date received. The Borrowers agree that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Lender on account of the Obligations two (2) Business Days after receipt of funds by Lender from the Blocked Account bank or the Depository Account bank as provided for in Section 4.15(h), or pursuant to any Blocked Account
Agreement. The Lender is not, however, required to credit the Borrowers' account for the amount of any item of payment which is unsatisfactory to the Lender and the Lender may charge the Borrowers' account for the amount of any item of payment which is returned to the Lender unpaid.

			(d) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to the Lender at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in Federal or other funds immediately available to the Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging the Borrowers' account or by making
Advances as provided in Sections 2.3(a) and 2.4 hereof.

			(e) The Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

		2.8	Repayment of Excess Advances.  The aggregate balance of
Advances outstanding at any time in excess of the maximum amount of Advances permitted under Sections 2.1 and 2.2 hereof shall be immediately due and payable without the necessity of any demand, at the place designated by Lender, whether or not an Incipient Event of Default or Event of Default has occurred.

		2.9	Statement of Account.  Lender shall maintain, in accordance with its customary procedures, a loan account in the name of the Borrowers in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender.  For each month,
Lender shall send to the Borrowers a statement showing the
accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and the
Borrowers, during such month.  The monthly statements shall be deemed correct and binding upon the Borrowers in the absence of manifest error and shall constitute an account stated between
Lender and the Borrowers unless Lender receives a written statement of the
Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by the Borrowers.  The records of Lender with respect to the loan account
shall be prima facie evidence of the amounts of Advances
and other changes thereto and of payments applicable thereto.

		2.10	Letters of Credit.Subject to the terms and conditions hereof,
Lender shall issue or cause the issuance of standby Letters
of Credit ("Letters of Credit") with an expiration date not
longer than three hundred sixty (360) days from the date of
issuance thereof, for the account of the Borrowers; provided, however, that Lender will not be required to issue or cause
to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause (i) the aggregate face amount of all outstanding Letters of Credit to
exceed the lesser of (x) the Maximum Revolving Advance
Amount less the outstanding face amount of all Revolving
Advances, or (y) the Formula Amount minus the aggregate
amount of all outstanding Revolving Advances and the
outstanding principal balance of the Term Loan, or (ii)
the aggregate face value of the outstanding Letters of
Credit to exceed the Letter of Credit Sublimit.  All
drawings under any Letters of Credit shall be deemed
to be Revolving Advances and shall bear interest at
the Revolving Advance Rate; Letters of Credit that
have not been drawn upon shall not bear interest.  Letters
of Credit shall be subject to the terms and conditions set
forth in the Letter of Credit and Security Agreement attached hereto as Exhibit 2.9.

		2.11	Issuance of Letters of Credit.

			(a) Borrowers may request Lender to issue or cause the issuance of a Letter of Credit by delivering to Lender at the Payment Office, Lender's standard form of Letter of Credit and Security Agreement together with Lender's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") completed to the satisfaction of Lender;
and, such other certificates, documents and other papers and information as Lender may reasonably request.

			(b)  Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than the last day of the Term.  Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International
Chamber of Commerce Publication No. 500, and any amendments or revisions thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

		2.12	Requirements For Issuance of Letters of Credit

			(a) In connection with the issuance or creation of any Letter of Credit, Borrowers shall indemnify, save and hold
Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender, and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Borrowers. Borrowers shall be bound by Lender's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' account, although this interpretation may be different from Borrowers' own;, and, neither Lender nor any of its correspondents shall be liable for any error, negligence, or mistake, whether by omission or commission, in following Borrowers' instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in creating or paying any Letter of Credit except for Lender's or such correspondents' willful misconduct.

			(b) Borrowers shall authorize and direct any bank which issues a Letter of Credit to name Borrowers as the "Account Party" therein and to deliver to Lender all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

			(c) In connection with all Letters of Credit issued or created by Lender under this Agreement, Borrowers hereby appoint
Lender, or its designee, as their attorney, with full power and authority if an Event of Default or Incipient Event of Default shall have occurred, (a) to sign and/or endorse Borrowers' names upon any warehouse or other receipts, letter of credit applications and acceptances; (b) to sign Borrowers' names on bills of lading;
(c) to clear Inventory through Customs in the names of Borrowers or Lender or Lender's designee, and to sign and deliver to Customs Officials powers of attorney in the name of Borrowers for such purpose; and (d) to complete in Borrowers' names or Lender's name, or in the name of Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof.
Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law, except for Lender's or its attorney's willful misconduct.
This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

		2.13	Additional Payments.
Any sums expended by Lender due to the Borrowers' failure to perform or comply with their obligations under this Agreement including, without limitation, Borrowers' obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to the Borrowers' account as a Revolving Advance and added to the Obligations.

	III.	INTEREST AND FEES.

		3.1	Interest.  Interest on Advances shall be payable in
arrears on the last day of each month. Interest charges shall be computed on the actual average of such daily Advances outstanding during the month (the "Monthly
Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the Revolving Advance Rate, (ii) with respect to the Term Loan, the Term Loan Rate (iii) with respect to the Acquisition Loan, the Acquisition Loan Rate, and (iv) with respect to the Overadvance and the Trade Payables Overadvance at the Overadvance Rate (as applicable, the "Contract Rate").
Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, all outstanding Obligations shall bear interest at the applicable Contract Rate plus two (2%) percent per annum (the "Default Rate"). So long as no Incipient Event of Default or Event of Default shall have occurred and be continuing, the Applicable Margin shall be increased or decreased, as the case may be, as of the first day of each month following the fiscal quarter reported upon in the financial statements delivered pursuant to Sections 9.8 and 9.9 hereof, commencing with fiscal quarter ending June 30, 1998, based upon the ratio of Funded
Indebtedness to EBITDA with respect to the four (4) fiscal quarters then ended as reported upon in the applicable financial statements.


			If Lender so elects, Borrowers may purchase an interest rate cap from Lender at such charge and under such conditions as Lender shall offer from time to time in its sole discretion.
By way of example only, if Lender elected to quote charges for an interest rate cap as of the Amended and Restated Closing Date, surcharges would be as follows: (i) for one (1) year, 0.10% per million dollars; (ii) for three (3) years, 0.35% per million dollars; and (iii) for five (5) years, 0.92% per million dollars.

		3.2 Letter of Credit Fees.

			(a) Borrowers shall pay Lender (i) for issuing or causing the issuance of a standby Letter of Credit, a fee computed at a rate of one fourth of one percent (0.25%) per month on the outstanding amount thereof, and (ii) the Bank's other customary charges payable in connection with Letters of Credit as in effect from time to time (which charges shall be furnished to Borrowers by Lender upon request) (collectively, the "Letter of Credit Fees").
Such Letter of Credit Fees shall be payable upon the opening of any Letter of Credit and monthly thereafter in advance. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

		Upon the earlier of (i) demand by the Lender after the occurrence of an Event of Default, or (ii) the expiration of the Term, Borrowers shall cause cash to be deposited and maintained in an account with, or designated by, Lender, as cash collateral, in an amount equal to face amount of all outstanding Letters of Credit, and Borrowers hereby irrevocably authorize Lender, in its discretion, on Borrowers' behalf and in Borrowers' names, to open such an account and to make and maintain deposits therein, or in an account opened by Borrowers, in the amounts required to be made by Borrowers, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrowers coming into Lender's possession at any time. Lender will invest such cash collateral (less applicable reserves) in such short-term money market items as to which Lender and Borrowers mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrowers may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

		3.3	Closing Fee.  Upon the execution of this Agreement, Borrowers shall pay to Lender a closing fee of $50,000 of which $25,000 is payable upon acceptance by the Borrowers of a commitment letter, if issued, and the balance (or $50,000 if there is no commitment letter) is payable on the Amended and Restated Closing Date.

		3.4	Collateral Monitoring Fee.  Borrowers shall pay to Lender on the first day of each month a collateral monitoring fee in an amount equal to $2,500.00 per month.

		3.5	Unused Facility.  On the first day of each fiscal quarter during the Term, Borrowers shall pay to Lender an Unused Facility Fee computed at a rate of one-fourth of one percent (0.25%) per annum on the difference between the Maximum Loan Amount and the average daily amount of Revolving
Advances, Letters of Credit, Term Loan and Acquisition Loan outstanding during such quarter.

		3.6	Unauthorized Overadvance Premium.  If the Lender, in its sole discretion, shall permit overadvances other than overadvances provided for under Section 2.2(b) of this Agreement (such additional overadvances, if permitted by Lender, to be referred to as "Additional Overadvances"), which causes the total amount of outstanding Advances in any month to exceed the lesser of (i) the Maximum Loan Amount, or (ii) the Formula
Amount for a period of three consecutive Business Days during such month, then the Borrowers shall pay to the Lender on the last day of such month, and thereafter, on the last day of any subsequent month in which such Additional Overadvances continue to exist, an overadvance premium equal to the sum of (A) one percent (1%) of the average outstanding Additional Overadvances, plus (B) one sixth of one percent (1/6%) of the average face amount of all outstanding Letters of Credit for such month.

		3.7	Computation of Interest and Fees.  Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.  If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

		3.8	Minimum and Maximum Charges.  The Contract Rate shall not in any event be less than six percent (6.0%) per annum. However, in no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess interest shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess interest is greater than the previously unpaid principal balance, the Lender shall promptly refund such excess amount to
Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

		3.9	Increased Costs.  In the event that the Lender (for purposes of this
Section 3.9, the term "Lender" shall include Lender or any corporation or bank controlling Lender and the office or branch where Lender (as so defined) makes or maintains any Advances, or from which Lender obtains funds to make Advances) determines that any applicable law, rule, treaty, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or other financial, monetary or other authority charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

			(a) subject the Lender to any tax of any kind whatsoever with respect to this Agreement the Advances made hereunder or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of the Lender by the jurisdiction in which it maintains its principal office);

			(b)  impose, modify or hold applicable any reserve, special
deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Lender, including
(without limitation) pursuant to Regulation D of the Board of
Governors of the Federal Reserve System; or

			(c) impose on the Lender any other condition with respect to this Agreement, any Other Documents or the Advanced made hereunder; and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining Advances hereunder by an amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that the Lender deems to be material, then, in any case the Borrowers shall promptly pay the Lender, upon its demand, such addional amount as will compensate the Lender for such additional cost or such reduction, as the case may be. The Lender shall certify the amount of such additional cost or reduced amount to the Borrowers, and such certification shall be conclusive absent manifest error.

		3.10	Capital Adequacy.

			(a)  In the event that the Lender shall have determined that any applicable law, treaty, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or other financial, monetary or other authority charged with the interpretation or administration thereof, or compliance by the Lender (for purposes of this Section 3.10, the term "Lender" shall include Lender or any corporation or bank controlling Lender and the office or branch where Lender (as so defined) makes or maintains any Advances, or from which Lender obtains funds to make Advances) with any request or directive regarding captial adequacy (whetheror not having the force of law) of any such central bank or other financial, monetary or other authority, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the
Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then, from time to time, the
Borrowers shall pay upon demand to the Lender such additional amount or amounts as will compensate the Lender for such reduction.
In determining such amount or amounts, the Lender may use
any reasonable averaging attribution methods.  The protection of this Section 3.10 shall be available to the Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

			(b)  A certificate of the Lender setting forth such amounts
as shall be necessary to compensate the Lender as specified in
Section 3.10 hereof shall be delivered to the Borrowers and shall be conclusive absent manifest error.

		3.11	Survival.  The obligations of the Borrowers under 3.9 and 3.10 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

	IV.	COLLATERAL:  GENERAL TERMS.

		4.1	Security Interest in the Collateral.  To secure the prompt payment and performance to Lender of the Obligations, each Borrower hereby sells, assigns, pledges and grants to Lender a continuing first priority security interest in and to all of the Collateral owned by such Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located.  Each Borrower
shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest and shall cause its financial statements to reflect such security interest.

		4.2	Perfection of Security Interest.  Borrowers shall take all action that may be necessary or desirable, or that Lender may request, so as at all time to maintain the validity, perfection, enforceability and priority of Lender's security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as
Lender may specify, and stamping or marking, in such manner as
Lender may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, and
(v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity,
perfection, maintenance or continuation of Lender's security interest under the Uniform Commercial Code or other applicable law.  All charges, expenses and fees the Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Borrowers' account and added to the Obligations, or at the Lender's option, shall be paid to the Lender immediately upon demand.

		4.3	Disposition of Collateral. Borrowers will safeguard and protect all
Collateral for the Lender's
general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than
$100,000 and only to the extent that (i) the proceeds for
any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or
(ii) the proceeds of which are remitted to Lender as a prepayment on the Term Loan.

		4.4	Preservation of Collateral.
Following the occurrence of an Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof, the Lender:
(a) may at any time take such steps as the Lender deems necessary to protect the Lender's interest in and to preserve the Collateral, including the hiring of such security guards for the placing of such security protection measures as the Lender may deem appropriate; (b) may employ and maintain at any of the Borrowers' premises a custodian who shall have full authority to do all acts necessary to protect the Lender's interests in the Collateral;
(c) may lease warehouse facilities to which the Lender may move all or part of the Collateral; (d) may use any of the Borrowers' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrowers'owned or leased property. The Borrowers shall cooperate fully with all of the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may direct. All of the Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Borrowers' account and added to the Obligations.

		4.5	Ownership of Collateral.
With respect to the Collateral, at the time the Collateral becomes subject to the Lender's security interest: (a) the Borrowers shall be the sole owners of and fully authorized and able to sell, transfer, pledge and/or grant a first security interest in each and every item of the Collateral to the Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens, Claims, Charges and encumbrances whatsoever; (b) each document and agreement executed by Borrowers or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrowers that appear on such documents and agreements shall be genuine and Borrowers shall have full capacity to execute same; and (d) Borrowers' Equipment and Inventory is located as set forth on Exhibit 4.5 of the Existing Loan Agreement and shall not be removed from such location(s) without the prior written consent of the Lender except with respect to
(i) the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof, or
(ii) equipment not covered by a certificate of title with an aggregate value not in excess of $50,000. The Borrowers agree to provide Lender with landlord's waivers, in form and substance satisfactory to the Lender by each landlord of real property leased to either Borrower where any Collateral is, or may be located. The Borrowers further agree to give the Lender or its designated representatives access to any such locations and to permit, during normal business hours, representatives of the Lender's audit department to make such periodic inspections of the Collateral as such representatives deem necessary and proper.

		4.6	Defense of Lender's Interests.
Until (a) payment and performance in full of all of Obligations and
(b) termination of this Agreement, the Lender's interests in the Collateral hereby granted to the Lender shall continue in full force and effect. During such period the Borrowers shall not, without the Lender's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a security interest in, Lien, Claim or Charge upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. The Borrowers shall defend the Lender's interests in the Collateral against any and all persons whatsoever. At any time following demand by Lender for payment of all Obligations, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without lmitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrowers shall, a tion, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender's order and if they shall come into Borrowers' possession, they, and each of them, shall be held by Borrowers in trust as Lender's trustee, and Borrowers will immediately deliver them to Lender in their original form together with any necessary endorsement.

		4.7	Books and Records.
The Borrowers (a) shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to their businesses and affairs;
(b) set up on their books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on their books, from their earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

		4.8	Financial Disclosure.
The Borrowers hereby irrevocably authorize and direct all accountants and auditors employed by the Borrowers at any time during the term of this Agreement to exhibit and deliver to Lender copies of any of the Borrowers' financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Lender any information such accountants may have concerning the Borrowers' financial status and business operations. The Borrowers hereby authorize all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to the Borrowers, whether made by the Borrowers or otherwise; however, Lender will attempt to obtain such information or materials directly from the Borrowers prior to obtaining such information or materials from such accountants.

		4.9	Compliance with Laws.
The Borrowers shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Borrowers' business the non-compliance with which would have a material adverse effect on the Collateral, or the operations, business or condition (financial or otherwise) of the Borrowers.

		4.10	Inspection of Premises.
At all reasonable times Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from the Borrowers' books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrowers' business, provided that the Lender shall comply with the terms of any confidentiality provision set forth in any government contract by which the Borrowers are bound reviewed by Lender in the course of any such inspection. Lender and its agents may enter upon any of the Borrowers' premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrowers' business.

		4.11	 Insurance.  Borrowers shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.
At the Borrowers' own cost and expense in amounts and with carriers acceptable to Lender, the Borrowers shall (a) keep all their insurable properties and properties in which the Borrowers have an interest insured against the hazards of fire, flood,
sprinkler leakage, those hazards covered by extended
coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrowers' including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in business similar to Borrowers'
insuring against larceny, embezzlement or other criminal
misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrowers either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product
liability insurance against claims for personal
injury, death or property damage suffered by others; (d) maintain all such workmen's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrowers are engaged in business; and (e) maintain environmental insurance on each parcel of Real Property in form and substance satisfactory to the Lender.  With respect to the insurance coverage referred to in clauses (a), (b), (c), and (e), furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and
substance satisfactory to the Lender, naming the Lender as additional insured and loss payee as its interests may appear with respect to all such insurance coverages, and providing that (A) all proceeds thereunder shall be payable to the Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) such policy and loss payable clauses may not be canceled, amended or
terminated unless at least thirty (30) days' prior written
notice is given to the Lender.  In the event of any loss
thereunder, the carriers named therein hereby are directed
by the Lender and Borrowers to make payment for such loss to the Lender and not to the Borrowers and the Lender jointly.
If any insurance losses are paid by check, draft or other instrument payable to the Borrowers and the Lender jointly, the Lender may endorse the Borrowers' names thereon and do such other things as the Lender may deem advisable to reduce the same to cash.  The
Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), (b), (c) and (e)
above.  All loss recoveries received by Lender upon any
such insurance may be applied to the Obligations, in such order as
Lender in its sole discretion shall determine.  Any surplus shall be paid by the Lender to the Borrowers or applied as
may be otherwise required by law.  Any
deficiency thereon shall be paid by the Borrowers to the Lender, on demand.  Anything hereinabove to the contrary notwithstanding, and suject to the fullfillment of the conditions set forth below,
Lender shall remit to Borrowers insurance proceeds
received by Lender during any calendar year under
insurance policies procured and maintained
by Borrowers which insure Borrowers' insurable properties to the extent such insurance proceeds do not exceed $50,000 in the aggregate during such calendar year or $25,000 per occurrence.  In the event the amount of insurance proceeds received by the Lender for any occurrence exceeds $50,000, then the Lender shall not be obligated to remit the insurance proceeds to Borrowers unless Borrowers shall provide Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss.
In the event Borrowers have previously received (or, after giving effect to any proposed remittance by Lender to Borrowers would receive)
insurance proceeds which equal or exceed $25,000 in the aggregate during any calendar year, then Lender may, in its sole discretion, either remit the insurance proceeds to Borrowers upon Borrowers providing
Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of
the insurable loss, or apply the proceeds to the
Obligations, as aforesaid.  The agreement of Lender to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions:
(x) No Event of Default or Incipient Event of Default shall then have occurred, and (y) Borrowers shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.


		4.12	Failure to Pay Insurance.
If the Borrowers fail to obtain insurance as hereinabove provided, or to keep the same in force, the Lender, if the Lender so elects, may obtain such insurance and pay the premium therefor for the Borrowers' account, and charge the Borrowers' account therefore and such expenses so paid shall be part of the Obligations.

		4.13	Payment of Taxes.
The Borrowers will pay, when due, all taxes, assessments and other Charges or Claims lawfully levied or assessed upon Borrowers or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, old age benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrowers and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any Claim shall be made which, in the Lender's opinion, may possibly create a valid Lien, Charge or Claim on the Collateral, the Lender may without notice to Borrowers pay the taxes, assessments, Liens, Charges or Claims and Borrowers hereby indemnify and hold Lender harmless in respect thereof. The amount of any payment by Lender under this Section 4.13 shall be charged to the Borrowers' account as a Revolving Advance and added to the Obligations and, until Borrowers shall furnish Lender with an indemnity therefore (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrowers' credit and Lender shall retain its security interest in any and all Collateral held by Lender.

		4.14	Payment of Leasehold Obligations.  The Borrowers shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the Lender's request will provide evidence of having done so.

		4.15	Receivables.

			(a)  Nature of Receivables.  Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named,  for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the Borrowers, or work, labor or services theretofore rendered by the Borrowers and as of the date each Receivable is created, same shall be due and owing in accordance with Borrowers'
standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Borrowers to the Lender.

			(b) Solvency of Customers. Each Customer, to the best of the Borrowers' knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due, and with respect to such Customers of Borrowers who are not solvent, the Borrowers have set up on their books and in their financial records bad debt reserves adequate to cover such Receivables.

			(c)  Location of Borrowers.  The Borrowers' chief executive
offices are located at the locations set forth on Schedule 4.15(c)
of the Existing Loan Agreement.  Until written notice is given to the Lender by either Borrower of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

			(d)  Collection of Receivables.  Notwithstanding the provisions of Section 4.15(h) hereof, if either Borrower receives any checks, drafts, notes, money orders, acceptances, cash and/or other evidences of Indebtedness as payment for any Receivable, such Borrower shall deliver same to the Lender in original form and on the date of receipt thereof.

			(e)  Notification of Assignment of Receivables.  At any time, the Lender shall, in its reasonable discretion, have the right to send notice of the assignment of, and the Lender's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.  Thereafter, the Lender shall have the sole right to collect the Receivables in the Lender's name, take possession of the Collateral, or both, and any stationery and postage, telephone and telegraph, secretarial and
clerical expenses and the salaries of any collection personnel used for collection, may be charged to the Borrowers' account and added to the Obligations.

			(f) Power of Lender to Act on Borrowers' Behalf. The Lender shall, in its reasonable discretion, have the right to receive, endorse, assign and/or deliver in the name of the Lender or the Borrowers any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrowers hereby waive notice of presentment, protest and non-payment of any instrument so endorsed. The Borrowers hereby constitute the Lender or the Lender's designee as the Borrowers' attorney with power
(i) to endorse the Borrowers' names upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral;
(ii) to sign the Borrower's name on any invoice or bill of lading relating to any of the Receivables; (iii) to send verifications of Receivables, drafts against Customers, assignments and verifications of Receivables; (iv) to send verifications of Receivables to any Customer; (v) to sign the Borrowers' names on all financing statements or any other documents or instruments deemed necessary or appropriate by the Lender to preserve, protect, or perfect the Lender's interest in the Collateral and to file same; (vi) to demand payment of the Receivables; (vii) to enforce payment of the Receivables by legal proceedings or otherwise; (viii) to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (ix) to settle, adjust, compromise, extend or renew the Receivables; (x) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (xi) to prepare, file and sign Borrowers' names on a proof of claim in bankruptcy or similar document against any account debtor; (xii) to prepare, file and sign Borrowers' names on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xiii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law, unless done maliciously or with gross negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The
Lender shall have the right at any time to change the address for delivery of mail addressed to either Borrowers to such address as the Lender may designate.

			(g) No Liability. The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. The Lender may, without notice or consent from the Borrowers, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. The Lender is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by the Borrowers, all without discharging or in any way affecting the Borrowers' liability hereunder.

			(h)	Establishment of a Lockbox Account, Dominion Account.
The Borrowers shall direct their Customers to deposit the
proceeds of all Receivables into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts")
maintained in the name of each Borrower pursuant to an
arrangement with such bank as may be selected by Borrowers
and be acceptable to Lender.  The Borrowers shall issue to
any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to the Lender, either to any account maintained by the Lender at said
bank or by wire transfer to appropriate account(s) of the
Lender.  All funds deposited in such "blocked account" shall become the property of the Lender, and upon receipt by the
Lender, shall be applied to reduce the amount of the outstanding
Advances made to the Borrowers pursuant to the Revolving Credit in accordance with the provisions of Section 2.6(c) hereof.  The
Borrowers shall obtain the agreement by any such bank to waive any offset rights against the fund so deposited.  Lender assumes no responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or
release with respect to deposits accepted by any bank thereunder.
Alternatively, Lender may establish depository accounts
("Depository Accounts") in the name of Lender at a bank or banks for the deposit for such funds and Borrowers shall deposit all proceeds of Receivables or cause same to be deposited, in kind, in such Depository Accounts of Lender in lieu of depositing same to the Blocked Accounts.

		4.16	Inventory.
All Inventory has been, and will be produced by Borrowers in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

		4.17	Maintenance of Equipment.
The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrowers shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

		4.18	Exculpation of Liability.
Nothing herein contained shall be construed to constitute the Lender as either Borrower's agent for any purpose whatsoever, nor shall the Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender does not, whether by anything herein or in any assignment or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

		4.19	Environmental Matters.
(a) Borrowers will ensure that the Real Property remains in substantial compliance with all Environmental Laws and it will not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law and appropriate governmental authorities.

(b) Borrowers will establish and maintain a system to assure and monitor continued compliance with all applicable
Environmental Laws which system shall include periodic review of such compliance.

(c) Borrowers will (i) employ in connection with their use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by the Borrowers in connection with the transport or disposal of any Hazardous
Waste generated at the Real Property.

(d) In the event the Borrowers obtain, give or receive notice of any Release of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such even being hereinafter referred to as a "Hazardous Discharge") or receive any notice of violation, request for information or notification that they, or either of them, are potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or either Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then the Borrowers shall, within five (5) Business Days, give written notice of same to the Lender detailing non-privileged and non-confidential facts and circumstances of which the Borrowers are aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow the Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon the Lender with respect thereto.

(e) Borrowers shall promptly forward to the Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by either Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between the Borrowers and the Authority regarding such claims to the Lender until the claim is settled. The Borrowers shall promptly forward to the Lender copies of all documents and reports concerning a hazardous Discharge at the Real Property that either Borrower is required to file under any Environmental
Laws. Such information is to be provided solely to allow the Lender to protect Lender's security interest in the Real Property and the Collateral.

(f)  Borrowers shall respond promptly to any Hazardous
Discharge or Environmental Complaint and take all necessary action in order to safeguard to health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If either Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or shall fail to comply with any of the requirements of any Environmental Laws, the Lender may, but without the obligation to do so, for the sole purpose of protecting n Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as the Lender (or such third parties as directed by the Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Advances shall be paid upon demand by the Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrowers.

(g) Promptly upon the written request of the Lender from time to time, Borrowers shall provide Lender, at the Borrowers' expense, with an Environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of the Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or with the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Lender. If such estimates, individually or in the aggregate, exceed $100,000, the Lender shall have the right to require the Borrowers to post a bond, letter of credit or other security reasonably satisfactory to the Lender to secure payment of these costs and expenses.

(h) Borrowers shall defend and indemnify the Lender and hold the Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by the Lender under or on account of any Environmental Laws, including without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or engages from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expenses is attributable to any Hazardous Discharge resulting from actions on the part of the Lender. The Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. The Borrowers' obligations and the indemnifications hereunder shall survive the termination of this agreement.

(i) For purposes of this section 4.19, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to leased premises.

		4.20	Henze Receivables.
Pursuant to the Existing Loan Agreement, after the payment in full of all obligations of Henze due to Chemical Bank and/or
First Union National Bank, the Borrowers were required to cause all amounts collected in connection with the accounts receivable of Henze to be delivered to the Lender to be used to reduce the outstanding balance of the Revolving Credit in accordance with the applicable provisions of the Existing Loan Agreement, including, wit
 2.6(c) thereof. As all of Henze's obligations to Chemical Bank and First Union National Bank have been paid in full, all accounts receivable of Henze shall be subject to the terms of this Agreement, including without limitation Section 4.15 hereof.

	V.	REPRESENTATIONS AND WARRANTIES.

	The Borrowers and the Guarantors represent and warrant as follows:

		5.1	Authority.  The Borrowers and the
Guarantors have full power, authority and legal right to enter into this Agreement and the Other Documents to which they are parties, and perform all obligations hereunder. The execution, delivery and performance hereof and of the Other Documents to which they are parties are within the Borrowers' and the Guarantors' corporate powers, have been duly authorized, are not in contravention of law or the terms of the Borrowers' or the Guarantors' by-laws, certificattes of incorporation or other applicable documents relating to the Borrowers' or the Guarantors' formation or to the conduct of the Borrowers' or the Guarantors' business or of any material agreement or undertaking to which either Borrower or either Guarantor is a party or by which either Borrower or either Guarantor is bound, and will not conflict with nor result in any breach in any of the provisions of or constituting a default under or result in the creation of any Lien, except Permitted Encumbrances, upon any asset of either Borrower or either Guarantor under the provisions of any agreement, charter, instrument, by-law of other instrument to which either Borrower or either Guarantor is a party or by which it may be bound.

		5.2	Formation and Qualification.  The Borrowers are duly incorporated and in good standing under the laws of the Commonwealth of Pennsylvania.
Canisco is duly incorporated and in good standing under the laws of the
State of Delaware.  Each Borrower and each Guarantor is qualified to do business and is in good standing in the states listed on Exhibit 5.2 of the Existing Loan Agreement, which constitute all states in which qualification and good standing are necessary for the Borrowers or the
Guarantors, as applicable, to conduct their business and own their property and where the failure to so qualify would have a material adverse effect on Borrowers or the Guarantors or their business.  Borrowers and Guarantors have delivered to Lender true and complete copies of their certificates or articles of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

		5.3	Survival of Representations and Warranties.  All representations and warranties of Borrowers and the Guarantors contained in this
Agreement and the Other Documents to which they are parties shall be true at the time of the execution of this Agreement and such Other
Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.  Borrowers, Guarantors and Lender expressly agree that any misrepresentation or breach of any representation or warranty whatsoever contained in this Agreement or the Other Documents shall be deemed material.

		5.4	Tax Returns. Cannon's federal tax identification number is
23-1268674.  Icesolv's federal tax identification number is 25-1711374.
The Borrowers and Canisco have filed all federal, state and local tax returns and other reports they are required by law to file and have paid all taxes, assessments, fees and other governmental charges that are due and payable. The provisions for taxes on the books of Borrowers and Canisco are adequate for all years not closed by applicable statutes, and for their current fiscal year, and neither Borrowers nor Canisco has any knowledge of any deficiency or additional assessment in connection therewith not provided for on their books.

		5.5	Financial Statements.

			(a)  The pro forma balance sheets of Borrowers and Canisco (the
"Pro Forma Balance Sheets") furnished to Lender on the Closing Date reflect the consummation of the transactions contemplated under this
Agreement (the "Transactions") and are accurate, complete and correct and fairly reflects the financial condition of Borrowers and Canisco as of the Closing Date after giving effect to the Transactions, and have been prepared in accordance with GAAP, consistently applied.  The Pro
Forma Balance Sheets of Borrowers and Guarantors have been certified as accurate, complete and correct in all material respects by the
President and Cheif financial Officer of each respective Borrower and
Canisco.  All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

			(b)  The twelve-month cash flow projections of the Borrowers and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) of the Existing Loan Agreement were prepared by the Chief Financial Officers of the Borrowers, are
based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' judgment based on present circumstances of the most likely set of conditions and course of action for the project period.  The cash flow projections and the projected balance sheets referred to in this subsection 5.5(b), together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma
Financial Statements".

		5.6	Corporate Name.  Except as set forth on Exhibit 5.6 of the
Existing Loan Agreement, neither the Borrowers nor the Guarantors have been known by any other corporate name in the past five years and do not sell Inventory under any other name, nor has any Borrower or Guarantor been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any person during the preceding five (5) years.

		5.7	O.S.H.A. and Environmental Compliance.

			(a) Borrowers and Guarantors have duly complied with, and their facilities, business assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the
Federal Occupational Safety and Health Act, the Environmental Protection
Act, RCRA and all other Environmental Laws; there have been not outstanding citations, notices or orders of non-compliance issued to any Borrower or Guarantor or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.


			(b) Borrowers and Guarantors have been issued all required federal, state and local licenses, certificates or permits relating to, and Borrowers and Guarantors and their facilities, businesses, assets, property, leaseholds and equipment are in compliance in all material respects with, all applicable Environmental Laws.

			(c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous
Substances at, upon, under or within any Real Property or any premises leased by Borrowers or Guarantors; (ii) except as set forth on Exhibit
5.7 of the Existing Loan Agreement, there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrowers or Guarantors; (iii) neither the Real Property nor any premises leased by Borrowers or Guarantors has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) except as set forth on Exhibit 5.7 of the Existing Loan Agreement, no Hazardous
Substances are present on the Real Property or any premises leased by
Borrowers or Guarantors, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operations of the commercial business of the Borrowers, the Guarantors or of their tenants.

			(d) Borrowers and Guarantors hereby indemnify and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding pertaining to Hazardous Wastes or Toxic Substances, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under CERCLA, RCRA, or any other federal, state or municipal law or regulation, or tort, contract or common law.

		5.8	Solvency; No Litigation, Violation, Indebtedness or Default.

			(a) The Borrowers and Canisco are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the
Amended and Restated Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Amended and
Restated Closing Date, the fair saleable value of their assets
(calculated on a going concern basis) will be in excess of the amount of their liabilities.

			(b) Except as disclosed in Exhibit 5.8(b) of the Existing Loan Agreement, neither the Borrowers nor the Guarantors have
(i) any pending or threatened litigation, actions or proceedings which involve the possibility of materially and adversely affecting their business, assets, operations, condition or prospects, financial or otherwise, or the Collateral, or the ability of Borrowers or the Guarantors to perform this Agreement and the Other Documents, and (ii) no liabilities nor indebtedness other than the Obligations.

			(c) Neither the Borrowers nor Canisco is in violation of any applicable statute, regulation or ordinance in any respect materially and adversely affecting the Collateral or their business, assets, operations or condition or prospects, financial or otherwise, nor is any Borrower or Canisco in violation of any order of any court, governmental authority or arbitration board or tribunal.

			(d) No Borrower or Canisco has received notice that it is not in full compliance with any of the requirements of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), and its regulations, and both Borrowers and Canisco have (i) not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and
Section 4975 of the Internal Revenue Code as amended, (ii) met all applicable minimum funding requirements under Section 302 of ERISA in respect of their plans and no funding requirements have been postponed or delayed, (iii) no knowledge of any event or occurrence which would cause the
Pension Benefit Guaranty Corporation to institute proceedings under
Title IV or ERISA to terminate any of the employee benefit plans,
(iv) no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than their employees or former employees, (v) withdrawn, completely or partially, from any
multi-employer pension plans so as to incur liability under the Mult-Employer
Pension Plan Amendments of 1980.  There exists no event described in Section
4043 of ERISA, excluding subsections 4043 (b) (2) and 4043 (b) (3) thereof, for which the thirty (30) day notice period contained in 12 CFM Section
2615.3 has not been waived.

		5.9	Patents, Trademarks, Copyrights and Licenses.  All patents,
patent applications, trademarks, trademark applications, copyrights, copyright applications, tradenames, trade secrets and licenses owned or utilized by Borrowers or Canisco are set forth on Exhibit 5.9 of the Existing Loan Agreement, and are valid and have been duly registered or filed with all appropriate governmental authorities.
There is no objection or pending challenge to the validity of any such material patent, trademark, copyright, tradename, trade secrete or license, and neither Borrowers nor Canisco is aware of any grounds for any challenge, except as set forth in Exhibit 5.9 of the Existing Loan
Agreement thereto.

		5.10	Licenses and Permits.  Except as set forth in Exhibit 5.10
of the Existing Loan Agreement, Borrowers and Canisco (a) are in compliance with and (b) have procured and are now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of their business in each jurisdiction wherein they are now conducting or propose to conduct business and where the failure to procure such licenses or permits would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective of the Borrowers or Canisco.

		5.11	Default of Indebtedness.  Neither Borrowers nor Canisco
are in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

		5.12	No Default.  Neither Borrowers nor Guarantors are in
default in the payment or performance of any of their contractual obligations and no Incipient Event of Default has occurred.

		5.13	No Burdensome Restrictions.  Neither Borrowers nor
Canisco are party to any contract or agreement the performance of which would materially adversely affect the business, assets, operations, condition or prospects (financial or otherwise) of the Borrowers or Canisco. Neither Borrowers nor Canisco have agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of their Property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

		5.14	No Labor Disputes.  Neither Borrowers nor Canisco are involved in any labor disputes; there are no strikes or walkouts or union organization of any of Borrowers' or Canisco's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Exhibit 5.14 of the Existing Loan
Agreement thereto.

		5.15	Margin Regulations.  Neither the Borrowers nor Canisco are
engaged, nor will they engage, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loan will be used for "purchasing" or "carrying"
"margin stock" as defined in Regulation U of such Board of Governors.

		5.16	Investment Company Act.  No Borrower or Canisco is an
"investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is any Borrower or Canisco controlled by such a company.

		5.17	Disclosure.  No representation or warranty made by the
Borrowers or Guarantors in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrowers or Guarantors or which reasonably should be known to the Borrowers or Guarantors which the Borrowers or Guarantors, as applicable have not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the condition (financial or otherwise), results of operations, business, or assets of the Borrowers or Guarantors.

		5.18	Swaps.  Neither Borrowers nor Canisco are party to,
nor will they be party to, any swap agreement whereby any Borrower or Canisco has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

		5.19 ERISA.  The provisions of each employee benefit plan as defined in Section 3(3) of ERISA ("Plan") maintained by the Borrowers complies with all applicable requirements of ERISA and of the Internal Revenue
Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code setting forth those requirements.  No reportable event, as defined in Section 4043 of
ERISA, has occurred with respect to any Plan; no Plan to which
Section 4021 of ERISA applies has been terminated; no Plan has incurred any liability to PBGC as provided in Section 4062, 4063 and 4064 of
ERISA; no Plan has been involved in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal
Revenue Code; and there are no unfunded liabilities with respect to any Plan which are not disclosed in the Borrowers' financial statements provided to Lender pursuant to the terms of this Agreement.

	VI.	AFFIRMATIVE COVENANTS.

		Each Borrower and Canisco covenant and agree that it shall, until payment in full of the Obligations and termination of this
Agreement:

		6.1	Payment of Fees.  Pay to Lender on demand all usual and
customary fees and expenses of Lender. Lender may, without making demand, charge the account of Borrowers for all such fees and expenses.

		6.2	Conduct of Business and Maintenance of Existence and Assets.
(a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition
(reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, tradenames, trade secrets and trademarks; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

		6.3	Violations.  Promptly notify the Lender in writing of any
violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to the Borrowers or Guarantors' which may materially and adversely affect the Collateral or the Borrowers' or Guarantors' business, assets, operations, condition or prospects (financial or otherwise).

		6.4	Government Receivables.  Take all steps requested by Lender
to protect Lender's interest in the Collateral under the Federal
Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to the Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrowers and the United States, any state or any department, agency or instrumentality of any of them.

		6.5	Minimum Tangible Net Worth.  Cause to be maintained by the
Borrowers, Canisco and their Subsidiaries on a consolidated basis, at all times during each fiscal quarter set forth below Tangible
Net Worth plus Subordination Indebtedness in an amount not less than the amount set forth opposite such fiscal quarter:

	Fiscal Quarter Ending		              Minimum Tangible Net Worth

	June 30, 1998		                           		$6,250,000
	September 30, 1998 		                      	$6,600,000
	December 31, 1998		                       	$11,900,000
	and each fiscal
 	quarter thereafter                     			$11,800,000

		6.6	Minimum Fixed Charge Coverage Ratio.  The Borrowers,
Canisco and their Subsidiaries on a consolidated basis shall not permit the Fixed Charge Coverage Ratio to be less than the ratio set forth below for each test period referenced below:

	Test Period		                              				Ratio

	1 quarter ending June 30, 1998               		0.6:1.0
	2 quarters ending September 30, 1998          	0.8:1.0
	3 quarters ending December 31, 1998           	0.9:1.0
	4 quarters ending March 31, 1999	             	0.8:1.0
	and each quarter thereafter		                 	0.8:1.0

		6.7	Maximum Leverage Ratio.  The Borrowers, Canisco and their
Subsidiaries, on a consolidated basis shall not permit the Leverage
Ratio for any fiscal quarter to exceed the amount set forth opposite such fiscal quarter set forth below:

	Fiscal Quarter Ending                  		Maximum Leverage Ratio

	June 30, 1998                                				4.50:1.0
	September 30, 1998		                            	4.50:1.0
	December 31, 1998		                             	2.00:1.0
	March 31, 1999			                               	1.50:1.0
	and for each fiscal		                           	1.50:1.0
	quarter thereafter

		6.8	Minimum EBITDA.  The Borrowers, Canisco and their Subsidiaries, on a consolidated basis, shall cause to be maintained EBITDA of not less than the amount set forth below for each test period referenced below:

	Test Period		                            				Minimum EBITDA

	1 quarter ending June 30, 1998               		$  700,000
	2 quarters ending September 30, 1998          	$2,300,000
	3 quarters ending December 31, 1998           	$3,750,000
	4 quarters ending March 31, 1999	             	$4,250,000
	and each fiscal quarter thereafter           		$1,000,000

		6.9	Pledge of Credit.  Not now or hereafter pledge the Lender's
credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than the
Borrowers' business as conducted on the date of this Agreement, or in accordance with the provisions of the Reorganization.

		6.10	Execution of Supplemental Instruments.  Execute and deliver
to the Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Lender may request, in order that the full intent of this
Agreement may be carried into effect.

		6.11	Payment of Indebtedness.  Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatsoever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrowers or Guarantors, as applicable shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

		6.12	Standards of Financial Statements.  Cause all financial
statements referred to in Sections 9.7, 9.8 and 9.9 to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

		6.13	Expenses.  Promptly pay (or reimburse, as the Lender may
elect) all costs and expenses which the Lender has incurred or may hereafter incur in connection with this Agreement and the Other
Documents, including, without limitation, costs incurred in connection with the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by the Borrowers or Guarantors or otherwise required, audit fees incurred by the Lender, the fees and disbursements of counsel to the Lender, the costs of appraisal fees, searches of public records, costs of filing and recording documents with public offices, and other similar costs and expenses incurred by the Lender.

		6.14	HAT Agreement.  The Borrowers and Canisco shall, at the
request of the Lender, exercise all rights and remedies available to them under the Stock Purchase Agreement, dated November 19, 1993
("HAT Agreement"), including, without limitation, any rights to indemnification under Section 11.5 of the HAT Agreement, and shall use the proceeds of any claims made against HAT Holdings, Inc. or its Affiliates to repay the outstanding Advances under this Agreement and the Other Documents, in such order as the Lender shall elect.

		6.15	ERISA.  Maintain each Plan in compliance with all applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of
ERISA and of the Internal Revenue Code.  As promptly as practicable
(but in any event not later than ten days) after either of the
Borrowers receives from the PBGC a notice of intent to terminate any Plan or to appoint a trustee to administer any Plan, after either of the Borrowers has notified the PBGC that any reportable event, as defined in Section 4043 of ERISA, with respect to any Plan has occurred, or after either of the Borrowers has provided a notice of intent to terminate to each affected party, as defined for purposes of Section
4041(a) (2) of ERISA, with respect to any Plan, a certificate of the cheif executive officer of such Borrower shall be furnished to Lender setting forth the details with respect to the events resulting in such reportable event, as the case may be, and the action which such
Borrower proposes to take with respect thereto, together with a copy of the notice of intent to terminate or to appoint a trustee from the PBGC, of the notice of such reportable event or of such Borrower's notice of intent to terminate, as the case may be.

		6.16	Review Audits.  Make available during normal business
hours for inspection by Lender or its designated representatives any of its books and records when reasonably requested by Lender to do so, and furnish Lender any information reasonably requested regarding its operations, business affairs and financial condition within a reasonable time after Lender gives notice of its request therefor. In particular, and without limiting the foregoing, each Borrower shall permit, during normal business hours, representatives of Lender's Audit Department to make such periodic inspections of such Borrower's books, records and assets as such representatives deem necessaary and proper and shall pay to Lender all such fees and costs incurred as customarily charged by Lender in connection with such inspections.

	VII. NEGATIVE COVENANTS.

		Each Borrower and Canisco covenant and agree that it shall not, until satisfaction in full of the Obligations and termination of this Agreement:

		7.1	Merger, Consolidation, Acquisition and Sale of Assets.

			(a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it without Lender's consent.

			(b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business without Lender's consent.

		7.2	Creation of Liens.  Create or suffer to exist any Lien,
Charge, Claim or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

		7.3	Guarantees.  Become liable upon the obligations (not including performance bonds) of any person, firm or corporation by assumption, endorsement or guaranty thereof or otherwise (other than to Lender)
except the endorsement of checks in the ordinary course of business, except as contemplated by the Subordination Agreement.

		7.4	Investments.  Purchase or acquire obligations or stock of,
or any other interest in, any Person without Lender's consent, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency and (d) U.S. money marketfunds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

		7.5	Loans.  Make advances, loans or extensions of credit to any
Person, including without limitation, any Parent, Subsidiary or
Affiliate, other than loans to Canisco in accordance with the financial projections previously delivered to the Lender and not exceeding $1,200,000 in the aggregate during each fiscal year.

		7.6	Capital Expenditures.  Make or incur Capital Expenditures,
on a non-cumulative consolidated basis for the Borrowers, Canisco and their consolidated Subsidiaries in excess of $600,000 for the fiscal year ending March 31, 1998, and $1,000,000 for each fiscal year thereafter.

		7.7	Dividends.  Declare, pay or make any dividend or
distribution on any shares of the common stock or preferred stock of either Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of either Borrower.

		7.8	Indebtedness.  Create, incur, assume or suffer to exist
any Indebtedness (exclusive of trade debt of Borrowers), except in respect of Indebtedness to Lender, except as contemplated by the Subordination Agreement.

		7.9	Nature of Business.  Substantially change the nature of
the business in which it is presently engaged nor, except as specifically permitted hereby, purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

		7.10	Transactions with Affiliates.  Directly or indirectly,
purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except disclosed transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

		7.11	Subsidiaries.  Form any Subsidiary or enter into any
partnership, joint venture or similar arrangement.

		7.12	Fiscal Year and Accounting Changes.  Change its fiscal year
from a fiscal year ending March 31 of each year or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

		7.13 Contingent Obligations. Have Contingent Obligations outstanding at any time in excess of $200,000, provided that the Borrowers and Canisco may have Contingent Obligations in connection with Bonded Jobs of up to $10,000,000 in the aggregate.

		7.14	Loss.  Have net income determined in accordance with
GAAP for the Borrowers, Canisco and their Subsidiaries on a consolidated basis which is less than zero for two consecutive fiscal quarters.

	VIII.	CONDITIONS PRECEDENT.

		8.1	Conditions to Initial Advances.  The agreement of Lender
to make the initial Advances requested to be made on the Closing
Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

			(a)	Agreement, Notes and Other Documents.  The Lender shall
have received this Agreement, the Notes and all Other Documents, duly executed and delivered by an authorized officer of each party thereto;

			(b)	Filings, Registrations and Recordings.  Each document
(including, without limitation, any Uniform Commercial Code
financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in
favor of the Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Lender shall have received an acknowledgement copy, or other evidence satisfactory to it, or each such filing, registration or
recordation and satisfactory evidence of the payment of any
necessary fee, tax or expense relating thereto;

			(c)	Corporate Proceedings of the Borrowers And Guarantors.
The Lender shall have received a copy of (A) the resolutions, in form and substance reasonably satisfactory to Lender, of
the Board of Directors of each Borrower and each Guarantor
authorizing (i) the execution, delivery and performance of
this Agreement, the Notes, and any of the Mortgages, Other
Documents and any related agreements to which it is a party
(collectively, the "Documents") and (ii) the granting by
Borrowers and the Guarantors of the security interests in and liens upon the Collateral.

			(d)	Incumbency Certificates of the Borrowers and Guarantors.
The Lender shall have received a certificate of the Secretary or any Assistant Secretary of each Borrower and each Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower and such Guarantor executing this
Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

			(e)	No Litigation.  (i)  No litigation, investigation or
proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against either Borrower or against the officers or directors of either Borrower (A) in
connection with the Documents or any of the transactions
contemplated thereby and which, in the reasonable opinion
of the Lender, is deemed material or (B) which if adversely
determined, would, in the reasonable opinion of the Lender,
have a material adverse effect on the business, assets,
operations or condition (financial or otherwise) of the
Borrowers; and (iii) no injunction, writ, restraining order or other order of any nature materially adverse to either Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any governmental authority;

			(f)	Financial Condition Opinions.  The Lender shall have
received executed Officers Certificates of each Borrower
satisfactory in form and substance to it, certifying the
solvency of such Borrower after giving effect to the
Transactions and the Indebtedness contemplated hereby
and as to each Borrower's financial resources and its
ability to meet its obligations and liabilities as they
become due; to the effect that as of the Closing Date and
after giving effect to the Transactions:

				(i)  the assets of each Borrower, at a fair valuation,
exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower;

				(ii)  current projections, which are based on underlying
assumptions which provide a reasonable basis for the projections, and which reflect each Borrower's judgment based on present
circumstances, the most likely set of conditions and each
Borrower's most likely course of action for the period
projected, demonstrate that each Borrower will have
sufficient cash flow to enable it to pay its debts as
they mature; and

				(iii)  no Borrower has an unreasonably small capital base
with which to engage in its anticipated business.

	For purposes of this subsection, the "fair valuation" of the assets of Borrowers shall be determined on the basis of the amount which may be realized within a reasonable time, whether through collection or sale of such assets at market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

			(g) Collateral Examination. The Lender shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to the Lender, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interests and Equipment of the Borrowers and all books and records in connection therewith;

			(h)  Fees.  The Lender shall have received all fees payable
to the Lender on or prior to the Amended and Restated Closing
Date pursuant to Article III hereof;

			(i) Pro Forma Financial Statements. Lender shall have received a copy of the Pro Forma Financial Statements, which shall be satisfactory in all respects to Lender;

			(j)	Financial Condition and Projections Letter.  Lender
shall have received an executed original of a letter or
letters from Borrowers' accountants with respect to the
projections delivered by Borrowers and annexed as Exhibit
8.1 of the Existing Loan Agreement.

			(k)	Additional Agreements.  Lender shall have received
the executed ratifications of the Guaranty Agreements, Pledge
Agreement, Security Agreements, the Blocked Account Agreements and the Collateral Assignment each in form and substance satisfactory to Lender;

			(l)	Mortgages.  Lender shall have received the executed
Mortgages, in form and substance satisfactory to Lender, in
form suitable for recording;

			(m)	Title.  Lender shall have received endorsements
satisfactory to Lender with respect to policies of title insurance insuring the liens of the Mortgages (as amended) as first liens on the Real Property, subject only to Permitted
Encumbrances (as defined in the Mortgages) and without exception for (a) any liens for labor or materials, actual or inchoate; or discrepancies in boundary lines, unrecorded easements, encroachments or area content, and shall include a survey endorsement, open-end mortgage endorsement, variable rate endorsement, and such other endorsements as Lender may require.

			(n)	No Material Adverse Change.  Since December 31, 1997,
no change in the business, assets, liabilities, financial
condition, results of operations or business prospects of either
Borrower, Canisco or of a Subsidiary of either Borrower or Canisco shall have occurred, and no event shall have occurred or failed to occur, that has had or could reasonably be expected to have, either alone or in conjunction with all other such changes, events and failures, a material adverse effect on (a) either Borrower or Canisco or (b) the Documents.

			(o)	No Undisclosed Liabilities.  There shall exist no
undisclosed liabilities of either Borrower, contingent or otherwise, including without limitation pension liabilities, environmental litigation and post-retirement healthcare benefits.

			(p)	Review of Appraisals and Audits.  Review, to the
satisfaction of Lender, of all appraisals and audits, including but not limited to appraisals of real estate, inventory, machinery and equipment, accounts receivable audits, environmental audits, inventory audits and a collections audit, each of which must be satisfactory in form and substance to Lender, and each of which must be conducted by auditors and consultants satisfactory to Lender.

			(q)	Contingent Obligations.  Evidence satisfactory to the
Lender that the Borrowers' Contingent Obligations do not exceed
$100,000, provided that the Borrowers and Canisco may have
Contingent Obligations in connection with Bonded Jobs of up
to $4,000,000 in the aggregate on the Closing Date.

			(r)	Borrowing Base Certificate. Receipt by Lender of a
Borrowing Base Certificate reflecting the availability under the Notes on the Amended and Restated Closing Date, in a form acceptable to Lender in its sole discretion.

			(s)	Insurance Coverage.  Receipt by Lender of all insurance
certificates and other documents required to be delivered
pursuant to Section 4.11 hereof, together with evidence that the environmental insurance coverage referred to in clause
(e) of Section 4.11 hereof has been extended until December 31, 1998.

			(t)	Third Party Consents.  Receipt by Lender of all such
consents and waivers of third parties as Lender and its counsel deem appropriate in their sole discretion, including but not limited to that of landlords, lessees, mortgagees and others that might assert rights or claims against the Collateral.

			(u)	Corporate Structure.  The corporate and capital
structure of each Borrower and Canisco shall be acceptable to Lender in its sole discretion.

			(v)	Other.  All corporate and other proceedings, and all
documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and
substance to the Lender and its counsel.

			(w)	Subordination Agreement(s). Receipt by Lender of the
Subordination Agreement(s), duly executed by the parties
thereto, to the extent such agreements are deemed necessary
in the sole discretion of Lender.

		8.2	Conditions to Each Advance.  The agreement of Lender to
make any Advance requested to be made on any date (including, without limitation, its initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

			(a)	Representations and Warranties.  Each of the
representations and warranties made by each Borrower and each Guarantor in or pursuant to this Agreement, and any of the Other Documents or related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

			(b)	No Default.  No Event of Default or Incipient
Event of Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lender in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Incipient Event of Default; and

			(c)	Maximum Advances.  In the case of any Advances
requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum Advances permitted under Section 2.1 hereof.

		Each request for an Advance by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

	IX.	INFORMATION AS TO BORROWERS.

	Each Borrower and Canisco covenants and agrees that it shall, until satisfaction in full of the Obligations and the termination of this Agreement;

		9.1	Disclosure of Material Matters.  Immediately upon
learning thereof, report to the Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, either
Borrower's reclamation of repossession of, or the return to such Borrower of a material amount of goods or claims or disputes asserted by any Customer or other obligor. The Borrowers will not, without the Lender's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of the Borrowers.

		9.2	Schedules.  Deliver to the Lender on or before the
fifteenth (15th) day of each month as and for the prior month
(a) accounts receivable agings, (b) accounts payable schedules and (c) Inventory reports from time to time upon the request of the Lender. In addition, Borrowers will deliver to Lender at such intervals as the Lender may require: (i) confirmatory assignment schedules, (ii) copies of Customer invoices,
(iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as the Lender may require including without limitation, trial balances and test verifications. The Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and to do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to the Lender and executed by the Borrowers and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral, and the Borrowers' failure to deliver any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's lien on or security interest in the Collateral.

		9.3	Environmental Reports.  Furnish Lender, concurrently
with the delivery of the financial statements referred to in Sections 9.7 and 9.8, accompanied by a certificate of each Borrower signed by the President of such Borrower stating, to the best of his knowledge, that such Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, the certificates shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

		9.4	Litigation.  Promptly notify the Lender in writing of
any litigation affecting the Borrowers, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may materially and adversely affect the Collateral or the Borrowers' business, assets, operations, condition or prospects (financial or otherwise).

		9.5	Occurrence of Defaults.  Promptly notify the Lender in
writing upon the occurrence of (a) any Event of Default or Incipient Event of Default; (b) any event, development or circumstance whereby the financial statements most recently furnished to the Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition and operating results of the Borrowers as of the date of such financial statements;
rement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Internal Revenue Code;
(d) each and every default by any Borrowers which might result in the acceleration of the maturity of any Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of Borrower be expected to be materially adverse; in each case describing the nature thereof and in the case of notification under clause
(a), (b), (c) or (d) the action Borrowers propose to take with respect thereto.

		9.6	Government Receivables.  Notify the Lender immediately
if any of its Receivables arise out of contracts between the Borrowers and the United States, any state, or any department, agency or instrumentally of any of them.

		9.7	Annual Financial Statements.  Furnish the Lender within
ninety (90) days after the end of each fiscal year of Borrowers or Canisco, as the case may be, consolidated financial statements
(including all consolidating schedules provided by an accountant to Borrowers in connection with the financial statements) of Borrowers and Canisco including, but not limited to, statements of income and stockholders' equity and changes in financial position from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail, and certified by the Chief Financial
Officer of each Borrower and Canisco, as the case may be, and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Lender (the "Accountants"), together with the Borrowers' management letter for such year. The report of such accounting firm shall be accompanied by a statement of such accounting firm certifying that in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or an Incipient Event of Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such default, and such report shall contain or have appended thereto calculations which set forth the Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7 and 6.8.

		9.8	Quarterly Financial Statements.  Furnish the Lender
within forty five (45) days after the end of each fiscal quarter, an unaudited balance sheet of each Borrower and Canisco and an unaudited statement of income and stockholders' equity and changes in financial position of each Borrower and Canisco reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, which statements shall have been prepared on a basis consistent with prior practices and complete and correct in all material respects and shall have been reviewed by a certified accountant, subject to normal year end adjustments, together with a certification as to the existing Contingent Obligations of the Borrowers as of the end of such fiscal quarter. The reports shall be accompanied by a certificate of each Borrower and Canisco, signed by the Chief Financial Officer of such Borrower and Canisco, which shall state whether an Event of Default or an Incipient Event of Default has occurred.

		9.9	Monthly Financial Statements.  Furnish the Lender within
fifteen (15) days after the end of each month, an unaudited balance sheet of each Borrower and Canisco and an unaudited statement of income and stockholders' equity and changes in financial position of each Borrower and Canisco reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, which statements shall have been prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments, provided that such financial statements shall be due within forty five (45) days after the last month of the Borrowers' fiscal year. The reports shall be accompanied by a certificate of each Borrower and Canisco, signed by the Chief Financial Officer of such Borrower and Canisco, which shall state whether an Event of Default or an Incipient Event of Default has occurred.

		9.10	Covenant Compliance Certificate.  Furnish to the
Lender within a reasonable time after Lender's request or within forty five (45) days after the end of each fiscal quarter a covenant compliance certificate in the form of
Exhibit 9.10 of the Existing Loan Agreement.

		9.11	Other Reports.  Furnish the Lender as soon as available,
but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrowers and Guarantors shall send to its stockholders.

		9.12	Additional Information.  Furnish the Lender with
additional information as the Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews,
(b) at least thirty (30) days prior thereto, of Borrowers ice or place of business or Borrowers' closing of any existing office or place of business, and (c) promptly upon Borrowers' learning thereof, of any labor dispute to which either Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which either Borrower is a party or by which either
Borrower is bound.

		9.13	Projected Operating Budget.  Furnish Lender, no less
than thirty (30) days prior to the beginning of each of the Borrowers' and Canisco fiscal years beginning 1997, a month by month projected operating budget and cash flow of the Borrowers and Canisco for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by each Borrower's and Canisco's
President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officers have no reason to question the reasonableness of any material assumptions on which such projections were prepared.

		9.14	Variances From Operating Budget.  Furnish Lender,
concurrently with the delivery of the financial statements referred to in Section 9.7 through Section 9.9 and each monthly report, a written report summarizing all material variances from budgets submitted by the Borrowers pursuant to
Section 9.13 and a discussion and analysis by management with respect to such variances.

		9.15	Additional Documents.  Execute and deliver to Lender,
upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

	X.	EVENTS OF DEFAULT.

	The occurrence of any one or more of the following events shall constitute an "Event of Default":

			(a) failure by either Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due;

			(b) any representation or warranty made or deemed made by either Borrower or either Guarantor in this Agreement, any Other Document, or any related agreement or in any certificate, document of financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

			(c) failure by either Borrower or Canisco to (i) furnish financial information when due, or, if no due date is specified therein, within ten (10) Business Days after the request therefor by the Lender, or (ii) permit the inspection of its books or records;

			(d) issuance of a notice of Lien, Charge, Claim, levy, assessment, injunction or attachment (except Permitted
Encumbrances) against a material portion of either Borrower's or either Guarantor's property, provided that, the issuance of any such Lien, Charge, Claim, levy, assessment, injunction or attachment shall not constitute an Event of Default hereunder for a period of thirty (30) days if (i) the issuance thereof is reasonably susceptible to cure or discharge, (ii) either
Borrower or either Guarantor, as applicable, is contesting the issuance thereof in good faith and with continuity by appropriate legal proceedings, and (iii) the contest operates to stay enforcement thereof, and, provided further, that during such thirty (30) day period the Lender shall have no obligation to make further Advances to either Borrower hereunder;

			(e) any judgment is rendered or judgment liens filed against either Borrower or either Guarantor for an amount in excess of $50,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

			(f) Either Borrower or Canisco or any Affiliate or any Subsidiary of either Borrower or Canisco shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent,
(vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

			(g) any change in the Borrowers' or Canisco's condition or affairs (financial or otherwise) which in Lender's reasonable opinion impairs the Collateral or the ability of either Borrower or Canisco to perform its Obligations under this Agreement or any of the Other Documents;

			(h) any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest, other than as the result of the Lenders negligence, or as contemplated by the Subordination Agreement;

			(i) a default of the obligations of either Borrower or Canisco under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

			(j)	termination or breach of any Guaranty or similar
agreement executed and delivered to Lender in connection with the Obligations of Borrowers, or if either Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

			(k)  any Change of Ownership;

			(l) any material provision of this Agreement shall, for any reason, cease to be valid and binding on either
Borrower or Guarantor, or either Borrower or Guarantor shall so claim in writing to Lender;

			(m)	failure or neglect of either Borrower or either
Guarantor to perform, keep or observe any term, provision, condition, covenant (other than those referred to in subsections (a) through (l) above) herein contained, or contained in any Other Document, or other agreement or arrangement, now or hereafter entered into between either
Borrower or either Guarantor and the Lender, and failure to remedy and fully cure such non-performance, non-observance, violation of or non-compliance within ten (10) Business
Days after the earlier of (i) the date either Borrower or either Guarantor has knowledge of such non-performance, non-observance, violation of or non-compliance, or
(ii) the date the Lender has given written notice thereof to the Borrowers, or the Guarantors, as applicable;

			(n)	termination of any Plan maintained by any Borrower
or Guarantor to which Section 4021 of ERISA applies;

			(o)	 any Borrower or Guarantor allowing the value of the
benefits guaranteed under Title IV of ERISA to exceed the
value of assets allocable to such benefits; or

			(p)	any Borrower or Guarantor incurring a withdrawal
liability within the meaning of Section 4201 of ERISA.


	XI.	LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.

		11.1	Rights and Remedies.  Upon the occurrence of an Event
of Default pursuant to Article X(f) all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; and, upon the occurrence of any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender all Obligations shall be immediately due and payable and the Lender shall have the right to terminate this Agreement. In any such event, the Lender shall have the right to exercise any and all other rights and remedies provided for herein and/or in the Other Documents, under the Uniform Commercial
Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. The Lender may enter any of the Borrowers' premises or other premises without legal process and without incurring liability to the Borrowers therefore, and the Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Lender may deem advisable and the Lender may require the Borrowers to make the Collateral available to the Lender at a convenient place. With or without having the Collateral at the time or place of sale, the Lender may sell the Collateral, or any part thereof, at public time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to the Borrowers at least five
(5) days prior to such sale or sales is reasonable notification. At any public sale the Lender may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by the Borrowers. In connection with the exercise of the foregoing remedies, the Lender is granted permission to use all the Borrowers' trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and
(b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly to interest due upon any of the Obligations; and thirdly to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

		11.2	Lender's Discretion.  The Lender shall have the right
in its sole discretion to determine which rights, Liens, security interests or remedies the Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of the Lender's rights hereunder.

		11.3	Setoff.  In addition to any other rights which the
Lender may have under applicable law, upon the occurrence of any Event of Default hereunder, the Lender shall have a right to apply any of the Borrowers' property held by the Lender or by the Bank to reduce the Obligations.

		11.4	Confession of Judgment. EACH BORROWER HEREBY IRREVOCABLY
AUTHORIZES AND EMPOWERS THE LENDER, BY ITS ATTORNEY, OR BY THE
PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE STATE OF
NEW YORK OR IN ANY JURISDICTION WHERE PERMITTED BY LAW, UPON
THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME
THEREAFTER, TO APPEAR FOR SUCH BORROWER AND CONFESS AND
ENTER JUDGMENT AGAINST IT IN FAVOR OF THE LENDER IN ANY
JURISDICTION IN WHICH SUCH BORROWER OR ANY OF ITS PROPERTY
IS LOCATED FOR THE AMOUNT OF ALL OBLIGATIONS, TOGETHER WITH
COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING
REASONABLE ATTORNEYS' FEES), WITH OR WITHOUT DECLARATION,
WITHOUT STAY OF EXECUTION AND WITH RELEASE OF ALL ERRORS
AND THE RIGHT TO ISSUE EXECUTION FORTHWITH, AND FOR DOING
SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A
SUFFICIENT WARRANT.  EACH BORROWER HEREBY WAIVES AND
RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT,
STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR
HEREAFTER ENACTED.  THIS AUTHORITY AND POWER SHALL NOT
BE EXHAUSTED BY THE EXERCISE THEREOF, AND SHALL
CONTINUE UNTIL THE OBLIGATIONS ARE FULLY PAID,
PERFORMED, DISCHARGED AND SATISFIED.

			BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE
ASSERTED AGAINST IT BY THE LENDER UNDER THIS AGREEMENT
BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF EITHER
BORROWER CAN BE GARNISHED AND ATTACHED, SUCH BORROWER HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS
AND EXPRESSLY AGREES AND CONSENTS TO THE LENDER, UPON THE
OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER,
ENTERING JUDGMENT AGAINST SUCH BORROWER BY CONFESSION AND
ATTACHING AND GARNISHING THE BANK ACCOUNTS AND OTHER ASSETS OF SUCH BORROWER, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING.
EACH BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF
LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT
AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE
FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE
BEEN FULLY EXPLAINED TO SUCH BORROWER BY SUCH COUNSEL.

		11.5	Rights and Remedies Not Exclusive.  The enumeration of
the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies, all of which shall be cumulative and not alternative.

	XII.	WAIVERS AND JUDICIAL PROCEEDINGS.

		12.1	Waiver of Notice.  The Borrowers hereby waive notice
of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

		12.2	Delay.  No delay or omission on the Lender's part
in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

		12.3	Jury Waiver.  EACH PARTY TO THIS AGREEMENT HEREBY
EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES
ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR
CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER
INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN
CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR
RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO
OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER
INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN
CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO
IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRAIL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION
WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRAIL BY JURY.

	XIII.	EFFECTIVE DATE AND TERMINATION.

		13.1	Term.  This Agreement, which shall inure to the
benefit of and shall be binding upon the respective successors and permitted assigns of each of the Borrowers and the Lender, shall become effective on the date hereof and shall continue in full force and effect until May 1, 2001 (the "Term") unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by either party at the end of such initial Term or any successive Term by givinig the other party ninety (90) days prior written notice. The Borrowers maay terminate the Revolving Credit at any time upon ninety (90) days' prior written notice (such date of termination designated in such notice being referred to herein as the "Early Termination
Date") upon payment in full of the Obligations; provided however that, in the event the Early Termination Date occurs prior to the last day of the Term, Borrowers shall pay an early termination fee in an amount equal to the Required Percentage of the Maximum Loan
Amount. For the purposes of this paragraph, Required Percentage shall mean (a) three percent (3%) from the Amended and Restated
Closing Date through April 30, 1999, (b) two percent (2%) from
May 1, 1999 through April 30, 2000, and one percent
(1%) from May 1, 2000 through April 30, 2001. If within 90 days prior to the end of the Term or any extension thereof, by mutual agreement of the Borrowers and the Lender, this Agreement is extended for an additional one year period, the Borrowers shall pay an early termination fee equal to one percent (1%) of the Maximum Loan Amount in the event that Borrowers terminate the Revolving Credit prior to the end of such extended term.

		13.2	Termination.  The termination of the Agreement shall
not affect any of the Borrowers' or the Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been full disposed of, concluded or liquidated. The security interests, Liens and rights granted to the Lender hereunder and the financing statements filed hereunder shall continue in fully force and effect, notwithstanding the termination of this Agreement or the fact that the Borrowers' account may from time to time be temporarily in a zero or credit position, until all of the Obligations of the Borrowers have been paid or performed in full after the termination of this Agreement or the Borrowers have furnished the Lender with an indemnification satisfactory to the Lender with respect thereto.
Accordingly, Borrowers waive any rights which they may have under
Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statement with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrowers, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid or performed in full unless otherwise provided.

	XIV.	MISCELLANEOUS.

		14.1	Governing Law.  This Agreement shall be governed by and
construed in accordance with the laws of the State of New York
(without giving effect to its conflict of laws rules). Any judicial proceeding brought by or against the Borrowers with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, the Borrowers accept for themselves and in connection with their properties, generally and unconditionally the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.
Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Lender to bring proceedings against the Borrowers in the courts of any other jurisdiction. Borrowers waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.
Any judicial proceedings by the Borrowers against the Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

		14.2	Entire Understanding.  This Agreement and the documents
executed concurrently herewith contain the entire understanding between the Borrowers and the Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the Borrowers' and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.
Borrowers acknowledge that they have been advised by counsel in connection with the execution of this Agreement and Other
Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.


		14.3	Successors and Assigns; Participations; New Lenders.
			(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lender, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of Lender.

			(b) Lender may sell, assign or transfer or sell participating interests in, all or any part of its rights under this Agreement and the Notes and all related agreements, instruments and documents, provided that with respect to any such sale, assignment, transfer or participation to a Person other than an Affiliate or Subsidiary of Lender, the Borrowers consent to such sale, assignment, transfer or participation, which consent shall not be unreasonably withheld or delayed, and the transferee agrees to perform the obligations of the transferor. Notwithstanding the foregoing, the Borrowers acknowledge that in the regular course of commercial banking business the Lender may at any time and from time to time sell participating interests in the Advances without the Borrowers' consent, to other financial institutions if the Borrowers remain entitled to deal solely with BNY Financial Corporation in connection with the administration of the transactions contemplated by this Agreement (each such transferee or purchaser of a participating interest, a "Transferee").
Each Transferee may exercise all rights of payment
(including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that the Borrowers shall not be required to pay to any Transferee more than the amount which they would have been required to pay to the Lender which granted an interest in their Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other
Obligations payable hereunder, and in no event shall the Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both Lender and such Transferee. The Borrowers hereby grant to any Transferee a continuing security interest in any deposits, Moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

		14.4	Application of Payments.  Lender shall have the continuing
and exclusive right to apply or reverse and reapply any and all proceeds of Collateral to any portion of the Obligations. To the extend that Borrowers make a payment or Lender receives any payment or proceeds of the Collateral for Borrowers' benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

		14.5	Indemnity.  Borrowers shall indemnify Lender from and
against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not the Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of Lender.

		14.6	Notice.  Any notice or request hereunder may be given
to Borrowers and Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by
(a) hand delivery, (b) registered or certified mail, return receipt requested, (c) telex or telegram, subsequently confirmed by registered or certified mail, or (d) telefax to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Notices and requests shall, in the case of those by mail or telegram, be deemed to have been given when deposited in the mail, or delivered to the telegraph office addresses as provided in this Section.

	(A)  If to Lender, at:	BNY Financial Corporation
						1290 Avenue of the Americas
						New York, New York 10104
						Attention: Mr. Frank Inperato
						Telephone: (212) 408-7206
						FAX: (212) 408-7162

		with a copy to:	Duane, Morris & Heckscher LLP
						One Liberty Place
						Philadelphia, PA 19103
						Attention:  Thomas J. Karl, Esquire
						Telephone: (215) 979-1000
						FAX: (215) 979-1020

	(B)  If to Borrowers, at:
       C/O Cannon Sline, Inc.
						 5600 Woodland Avenue
						 Philadelphia, PA 19143
						 Attention: Mr. Ralph Trallo, 								President
						 Telephone: (215) 729-4600
						FAX: (215) 729-7627

		with a copy to:
      Canisco Resources, Inc.
						300 Delaware Avenue
						Suite 714
						Wilmington, DE 19801
						Attention: Lauralee A. Snyder, 	Esquire, General Counsel
						Telephone: (302) 777-5050
						FAX:	 (302) 777-5409

		14.7	Survivability.  If any or part of this Agreement is
contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

		14.8	Expenses.  All costs and expenses including, without
limitation, reasonable attorneys' fees incurred (a) by the Lender in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) incurred in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) the instituting, maintaining, preserving, enforcing and foreclosing of or on the Lender's security interest or Lien in any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to the Lender's transactions with the Borrowers, or (e) any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to the Borrowers' account and shall be part of the Obligations.

		14.9	Injunctive Relief.  Borrowers recognize that, in the
event Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender;
therefore, Lender if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

		14.10	Captions.  The captions at various places in this
Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

		14.11	Counterparts.  This Agreement may be executed in one
or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has signed this Agreement as of the day and year first above written.


    						CANNON SLINE, INC.


     						By: 	/s/ Ralph A. Trallo
[SEAL]					Its:  President


    						ICESOLV, INC.


	    					By: 	/s/ Michael J. Olson
[SEAL]				Its: Vice President


						BNY FINANCIAL CORPORATION


						By:	_________________________
						Its:	_________________________

CONSENT AND ACKNOWLEDGMENT

	Canisco, intending to be legally bound, hereby consents to the foregoing Amended and Restated Credit and Security Agreement between the Lender and the Borrowers and is executing this Consent and Acknowledgment to acknowledge such Amended and Restated Credit and Security Agreement and to join in and be bound by the provisions of Articles V, VI and VII of the Amended and Restated Credit and Security Agreement.

						CANISCO RESOURCES, INC.


						By: 	_________________________
[SEAL]					Its:	_________________________